UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Booking Holdings Inc.

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THURSDAY
JUNE 6, 2019
11:00 AM ET

Notice of Annual Stockholders' Meeting and Proxy Statement

BOOKING HOLDINGS

To the stockholders of Booking Holdings Inc.,

Our mission is to help people experience the world. By combining great talent and technology, removing friction and providing value to the global experience marketplace, we are making travel easier and transforming one of the largest industries in the world. In 2018, my second year as CEO, I am pleased to report that we succeeded in achieving strong financial results while beginning to build systems and capabilities that we believe will substantially improve planning, booking and enjoying travel for generations to come.

Over the course of the year, our total booked room nights exceeded a record three-quarters of a billion, and we produced strong year-over-year growth across key financial metrics: Revenue was up 17% at $14.5 billion, Adjusted EBITDA was up 18% at $5.7 billion, non-GAAP EPS was up 20%, and our free cashflow was $4.9 billion (see Appendix A for a reconciliation of these non-GAAP measures to GAAP measures). Beyond the core financials, 2018 was also marked by a number of key milestones that showcased not only the success of our execution, but also the size and scale of our business, the growing loyalty of our customer base, our expanding product offerings, and the success of our technology investments:

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We surpassed 200 million room nights booked within a single quarter for the first time ever, demonstrating our strength in our core business of connecting travelers with vast accommodations throughout the world.

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We ended the year with 28 million total accommodations reported listings, over 5.7 million of which are alternative accommodations, reaffirming Booking Holdings as the world leader in accommodations, based on room nights booked, and one of the largest players in homes, apartments and other unique places to stay.

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To further reiterate our strength as a global player in alternative accommodations, we booked a record $2.8 billion in revenue from this market in 2018, representing approximately 20% of our overall revenue for the year, and since 2007 we have had 748 million guest stays in alternative accommodations alone.

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Approximately 1.5 billion diners were seated through OpenTable’s software in 2018. Further, as one of the largest demand platforms for dining in the world, OpenTable provides the opportunity to further leverage technology to match dining and travel, which is just one element of our “Connected Trip” vision.

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We reported a record 73 million rental car days in 2018, showcasing our global leadership in ground transport.

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We ended the year with our Experiences product (e.g., attractions, activities, in-stay services, etc.) operating in more than 100 cities worldwide, showing nice global expansion since we launched the pilot product in 5 cities in mid 2016. Our easy to use app-based Experiences system shows how technology can reduce friction from the trip experience.

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Driving loyalty, we ended the year with more than 50% of our booked room nights coming directly to us, proving the value we deliver to customers through our technology platforms.

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We ended the year with more than 50% of our accommodations transactions coming through our mobile channel, which affirms that we are successfully adapting technology to meet the ever-evolving needs of consumers.

Beyond the financial metrics and data points, 2018 was a pivotal year for the company, marked at the outset by changing the name from The Priceline Group to Booking Holdings. This change was driven in part by a marketing strategy to better align the company name with its largest brand, Booking.com, but it also signaled a shift in our thinking about how our brand assets can come together to better serve our customers, partners, shareholders, and the world at large.

Today “technology” is no longer a distinct “industry.” It is the connector and fabric of almost every industry. It is the epicenter of daily life for billions of people now, and billions more in the not-so-distant future.

Our 2018 technology investments touched almost every part of our business. Our machine learning driven chat product (Booking Assistant), which we introduced in December 2017, has become increasingly sophisticated and 70% of English-language customer chat-based queries are now resolved without the intervention of a customer service agent. This is also the case with a growing percentage across other languages, including German, French, Italian, Spanish, Chinese and Japanese. Similarly, our machine language algorithms translated 2.2 billion words into 12 languages across our platforms. We acquired FareHarbor which is a leading software-as-a-system booking system for the attractions industry and is bringing local experience providers (think surf instructors in California and scuba instructors in Australia) online so they can connect to millions of potential customers on our platform. We made many technology enhancements for our home supplier partners to streamline on-boarding and better manage the guest experience. And we have been making technology investments in global payment systems and infrastructure to ensure payments for customers and partners are seamless and localized throughout the world.

Furthermore, in 2018, we partnered with leading third-party technology platforms. We made a $500 million investment in Didi Chuxing in China and a $200 million investment in Singapore-based Grab. We are working cooperatively with these technology-driven ground transportation leaders to seamlessly connect our customers to their services and to provide our services, like accommodations, to their very large customer bases.

Looking beyond business operations, one of the things that has become more evident to me is that as a global Fortune 500 company we have a responsibility beyond our customers, partners, employees and shareholders to the world that we are working so hard to help people experience every day. We believe that proper stewardship of a company’s environmental and social impact is not only the right thing to do, but makes good business sense.

In 2018, we committed even more resources to our Corporate Social Responsibility efforts including initiatives to promote sustainable tourism, improve global business and tech industry diversity, reduce environmental footprints and improve workplaces for our employees across our more than 300 office locations around the world. Some highlights include:

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More than 30,900 hours amassed by thousands of employees volunteering to help improve local destinations worldwide;

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Our second annual Booking Booster program, which dispersed grants totaling €2 million to start-ups dedicated to sustainable tourism;

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2,730,000 meals for food insecure families generated through OpenTable’s Giving Tuesday campaign; and

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€500,000 in university scholarships to women looking to further their education and advancement in the technology sector.

I am incredibly proud of what we achieved in 2018, and excited for 2019 and beyond. It certainly will not be without its challenges. Political instability, trade wars, government shutdowns and more all contribute to varying degrees of macroeconomic uncertainty. However, we will remain diligently focused on investing for the long-term. This means continued investment in: technologies that power every facet of our operations, marketing initiatives that will increase loyalty and maintain growth, global payment systems that will remove friction throughout the connected trip, efforts to grow our supply and customer acquisition in the alternative accommodations space, and, most importantly, our people. Technology is nothing without people behind it, and strategy is nothing without people implementing it, so our almost 25,000 talented employees remain our most important investment.

Today, we are operating in a society that is more connected than it has ever been, but it is also increasingly polarized and divided. Whether within individual countries or between countries, we see increased divisions. I truly believe that making travel more accessible and more frictionless will empower people to venture to places they have never gone before and provide people with a more positive perspective on other people, cultures and places. As we move forward, I want Booking Holdings to be the leader in helping people explore and experience the world and craft their own narratives about all the good that exists.

As always, I want to thank our customers and partners for their strong support. I also want to thank our Board of Directors for their steadfast leadership and guidance. And, finally, I want to thank our global team of employees who embody our mission every day; it is their work that will drive the future of this company.

Sincerely,

Glenn D. Fogel
President and Chief Executive Officer

April 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Booking Holdings Inc. to be held at 11:00 a.m. Eastern Time on Thursday, June 6, 2019 at Nasdaq, 4 Times Square, 151 West 43[r]d Street, 10th floor, New York, New York 10036.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about Booking Holdings in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the internet as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted by telephone or by internet, by following the instructions included in the proxy statement. All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport. We hope you are able to join us on June 6.

Sincerely,

Jeffery H. Boyd

Chairman of the Board

April 23, 2019

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which case the signed and mailed proxy or prior vote by telephone or internet will be revoked. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

Booking Holdings Inc.
800 Connecticut Avenue
Norwalk, Connecticut 06854

Notice of Annual Meeting of Stockholders

Thursday, June 6, 2019

11:00 a.m. Eastern Time

To the stockholders of Booking Holdings Inc. (the “Company”):

The Company hereby notifies you that its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, June 6, 2019 at 11:00 a.m. Eastern Time at Nasdaq, 4 Times Square, 151 West 43rd Street, 10th floor, New York, New York 10036 for the following purposes:

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To elect thirteen directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

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To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019;

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To approve on an advisory basis the 2018 compensation paid by the Company to its named executive officers;

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To consider and vote upon a non-binding stockholder proposal requesting that the Company amend its proxy access bylaw provisions; and

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To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the proxy statement accompanying this notice.

The Board of Directors fixed the close of business on April 11, 2019 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

April 23, 2019

By Order of the Board of Directors

Stephen Sonne

Corporate Secretary

Norwalk, Connecticut

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Company Highlights and Proxy Statement Summary

To assist you in reviewing our 2018 performance, we would like to call your attention to the following information, including key elements of our proxy statement and Annual Report on Form 10-K. The following description is only a summary. Before voting and for more complete information about these topics, please review our Annual Report on Form 10-K for the year ended December 31, 2018 and the complete proxy statement.

Company Highlights - Performance

2018 was another good year for Booking Holdings Inc. (the “Company,” “Booking Holdings,” “we,” “our” or “us”). We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of approximately $80 billion (as of March 29, 2019) and a 2018 operating margin of 36.8% as a percentage of revenue. During 2018, Booking.com, our largest business, added approximately 590,000 accommodations to its reservation services, including over 550,000 homes, apartments and other unique places to stay, and, as of March 31, 2019, had approximately 2,290,000 directly bookable hotels and other places to stay available through its platforms representing more than 28.3 million reported listings (units potentially available for booking as reported to us by the property). Based on room nights booked, which grew 12.9% in 2018 to 760 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve above-market growth while maintaining industry-leading profitability. We achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 14%. Total revenues for 2018 compared to gross profit in the prior year grew 16.8% (16% on a constant-currency basis (i.e. using 2017 exchange rates)). As a result of the new revenue recognition accounting standard, total revenues reported in 2018 are comparable to gross profit reported in previous years. For more information, see Note 2 to the Consolidated Financial Statements of our 2018 Annual Report. We had Adjusted EBITDA growth of 18% versus the prior year (see Appendix A to this proxy statement for a reconciliation of non-GAAP measures and the rationale for the use of non-GAAP measures).

From a multi-year perspective, we have achieved significant growth, with a 67% increase in gross bookings, a 70% increase in revenue (or gross profit for years prior to 2018), a 23% increase in net income, and a 59% increase in Adjusted EBITDA over the 2016-2018 three-year period as compared to the 2013-2015 three-year period. Over the three-year period from 2016 to 2018, we had gross travel bookings of $242.0 billion, we earned $8.5 billion of net income and $14.7 billion of Adjusted EBITDA, and we generated $14.0 billion of cash from operating activities. The below charts show the compound annual growth rates of key metrics over the past five years.

BOOKING HOLDINGS INC. - 2019 Proxy Statement     10

* As a result of the new revenue recognition accounting standard, total revenues reported in 2018 are comparable to gross profit reported in previous years.

Company Highlights - Stockholder Return

Our strong operating and financial performance has resulted in significant returns to stockholders. Our stock price increased from $1,274.95 on December 31, 2015 to $1,722.42 on December 31, 2018, representing a 35.1% increase over that three-year period. Through the repurchase of shares of our common stock, we returned approximately $6.0 billion to stockholders in 2018 and approximately $8.8 billion over the 2016-2018 three-year period, representing 63% of the cash generated by operating activities during that three-year period.

Company Highlights - Corporate Governance and Board Composition

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Management regularly engages with our largest stockholders and encourages all stockholders to contact us about any concerns they have. Our corporate governance practices include:

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Lead Independent Director;

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Majority voting in director elections;

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Stockholder-approved proxy access;

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Annual director elections (i.e., no classified board);

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No super-majority voting provisions;

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Stock ownership guidelines for directors and executive officers;

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Stockholders can call special meetings;

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No poison pill/rights plan;

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Annual “say-on-pay” vote;

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Long-standing practice of prohibiting hedging or pledging of stock by directors and executive officers;

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Disclosure of director and executive officer 10b5-1 Plans; and

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11 of 13 current directors are independent.

In addition, our Board of Directors (the “Board”) exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity and independence. Eight of our current directors have joined our Board since January 2013, including seven independent directors, and we have two new independent nominees up for election to the Board at the Annual Meeting.

BOOKING HOLDINGS INC. - 2019 Proxy Statement     11

Company Highlights - Executive Compensation

We believe strongly in pay for performance. As a result, we design our compensation programs so that we must achieve outstanding performance for our executive officers to achieve above-market compensation, including through the combination of below-market salaries and the potential for a high level of variable, “at risk” performance-driven compensation. We believe that we have developed a highly effective compensation program that has resulted in strong performance for many years. The program is substantially performance based, combines short-term and long-term elements and is based on a metric that promotes both stockholder value creation and short-term and long-term executive accountability. For many years and again in 2018, we used Adjusted EBITDA as the basis for calculating “Compensation EBITDA” and as the primary measure for evaluating our performance and for determining performance-based compensation for our senior executives, because, among other reasons, we believe that Adjusted EBITDA represents the performance of our core business and leads to value creation for stockholders. See Compensation Discussion and Analysis beginning on page 36 for more information about our compensation programs and philosophy, as well as an explanation of how we calculated “Compensation EBITDA” in 2018.

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive compensation program.	✘ Permit hedging or pledging of our stock by our directors and executive officers.
✔ Cap the bonus pool from which senior executives’ individual cash bonuses are paid.

BOOKING HOLDINGS INC. - 2019 Proxy Statement     12

Annual Meeting Information Summary

Time and Date: 11:00 a.m., local (Eastern) time, on Thursday, June 6, 2019.	Location: Nasdaq, 4 Times Square, 151 West 43rd Street, 10th floor, New York, New York 10036. For more information about entry into the meeting, see How to Attend the Annual Meeting on page 82.	Record Date: April 11, 2019.

Voting Procedures:

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. Even if you have submitted your proxy card, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Voting Matters:

The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. Our Board recommends that you vote as follows on each such proposal:

Proposals	Board Vote Recommendation	More Information
Election of Directors (Proposal 1)	The Board of Directors recommends that you vote FOR each of the Board of Directors’ nominees.	Page 16
Ratification of Independent Auditor (Proposal 2)	The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	Page 72
Advisory Vote to Approve 2018 Executive Compensation (Proposal 3)	The Board of Directors recommends that you vote FOR the approval on an advisory basis of our 2018 executive compensation.	Page 76
Stockholder Proposal requesting that the Company amend its proxy access bylaws (Proposal 4)	The Board of Directors recommends that you vote AGAINST this non-binding stockholder proposal requesting amendment of the proxy access bylaws.	Page 77

BOOKING HOLDINGS INC. - 2019 Proxy Statement     13

Table of Contents

COMPANY HIGHLIGHTS AND PROXY STATEMENT SUMMARY	10
PROPOSAL 1 - ELECTION OF DIRECTORS	16
Nominees for Election as Directors	18
Retiring Directors	21
Executive Officers	22
CORPORATE GOVERNANCE AND BOARD MATTERS	23
The Board of Directors	23
Strategic Framework and The Board’s Role in Company Strategy	23
Corporate Governance	24
Committees of the Board of Directors	27
Leadership Structure	29
Board’s Oversight of Risk	30
SUSTAINABILITY AND DIVERSITY & INCLUSION	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
COMPENSATION DISCUSSION AND ANALYSIS	36
Summary Information	36
Executive Compensation Program Philosophy and Objectives	39
Benchmarking and Target Compensation	41
Measuring Performance – Compensation EBITDA	42
Components of Executive Compensation in 2018	43
Key Governance Matters	50
Compensation Committee Report	52
COMPENSATION OF NAMED EXECUTIVE OFFICERS	53
Summary Compensation Table	53
Grants of Plan-Based Awards Table	55
Outstanding Equity Awards at 2018 Fiscal Year-End Table	56
Option Exercises and Stock Vested Table	57
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	58
POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION	63
2018 CEO PAY RATIO	66
EQUITY COMPENSATION PLAN INFORMATION	67
NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS	68

BOOKING HOLDINGS INC. - 2019 Proxy Statement     14

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	71
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	71
Review and Approval or Ratification of Related Person Transactions	71
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	72
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	73
AUDITOR INDEPENDENCE	75
PROPOSAL 3 - ADVISORY VOTE TO APPROVE 2018 EXECUTIVE COMPENSATION	76
PROPOSAL 4 - STOCKHOLDER PROPOSAL – PROXY ACCESS AMENDMENT	77
2020 STOCKHOLDER PROPOSALS	79
OTHER MATTERS	79
ANNUAL MEETING INFORMATION	80
Voting Rights and Outstanding Shares; Approval	80
Revocability of Proxies	81
Solicitation	81
How to Attend the Annual Meeting	82
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION	83
Non-GAAP Financial Measures	85
APPENDIX B - FORM OF PROXY CARD	86

BOOKING HOLDINGS INC. - 2019 Proxy Statement     15

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PROPOSAL 1	ELECTION OF DIRECTORS

The Board currently consists of thirteen directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. After years of dedicated service on the Board, the Audit Committee and the Compensation Committee, Jeffrey E. Epstein and Craig W. Rydin are retiring from the Board effective as of the Annual Meeting and are therefore not standing for re-election. In addition, the Company has nominated two new independent director nominees, Wei Hopeman and Vanessa A. Wittman. The Board has fixed the number of directors constituting the entire Board at thirteen such that after the Annual Meeting, the Board will be comprised of thirteen directors with no vacancies. The Board has proposed that the following thirteen nominees, each of whom is a current director (other than Ms. Hopeman and Ms. Wittman), be elected to the Board at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified: Timothy M. Armstrong, Jeffery H. Boyd, Glenn D. Fogel, Mirian Graddick-Weir, James M. Guyette, Wei Hopeman, Robert J. Mylod, Jr., Charles H. Noski, Nancy B. Peretsman, Nicholas J. Read, Thomas E. Rothman, Lynn M. Vojvodich and Vanessa A. Wittman. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than thirteen nominees.

With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the thirteen nominees will be available to serve as directors on our Board, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

      The Board of Directors recommends a vote FOR each of the Board’s nominees.

Director Qualifications

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the global nature of our operations and our long-term strategy. In particular, our long-term strategy includes continuing to grow our businesses on a global scale. As a result, the Board and the Nominating and Corporate Governance Committee believe that, in light of our businesses, strategy and structure, the following are key areas of experience, qualifications and skills that should be represented on the Board:

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Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide us and the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

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Finance experience. The Board believes that an understanding of finance, financial statements and financial reporting processes is important for our directors. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.

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Global experience. Our future success depends, in part, on our ability to continue to grow our businesses outside the United States. In 2018, approximately 89% of our consolidated revenues was generated by our international businesses. As a result, the Board believes it is important that it include directors with a global business perspective and significant international business experience.

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Human Resources experience. As our business continues to grow and the number, locations and diversity of our employees continues to grow, the Board believes that directors with human resources (including people and culture) experience is increasingly important to our success.

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Internet/E-Commerce experience. The Board seeks to have directors with experience in internet or e-commerce businesses because it believes that having directors experienced in the industries in which we operate is important for our success and the Board’s ability to oversee management.

BOOKING HOLDINGS INC. - 2019 Proxy Statement     16

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•

Sales and Marketing experience. The Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management as our business is highly dependent on effective marketing, including brand and performance advertising.

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Travel Industry experience. The Board believes that having directors with insight into the travel industry and related industries is important to help the Board evaluate our strategy and oversee management.

The foregoing areas of experience, qualifications and skills that were particularly identified with each nominee by the Nominating and Corporate Governance Committee and the Board when considering the re-nomination of the current directors and the nomination of Ms. Hopeman and Ms. Wittman are summarized in the following chart and described more fully in each nominee’s biography set forth below.

	Leadership	Finance	Global Business	Human Resources	Internet / E-Commerce	Sales and Marketing	Travel
Timothy M. Armstrong	✔		✔		✔	✔
Jeffery H. Boyd	✔		✔		✔	✔	✔
Glenn D. Fogel	✔		✔		✔		✔
Mirian Graddick-Weir			✔	✔
James M. Guyette	✔		✔			✔	✔
Wei Hopeman		✔	✔
Robert J. Mylod, Jr.	✔	✔	✔		✔		✔
Charles H. Noski	✔	✔	✔
Nancy B. Peretsman		✔			✔
Nicholas J. Read	✔	✔	✔
Thomas E. Rothman	✔	✔	✔			✔
Lynn M. Vojvodich			✔		✔	✔
Vanessa A. Wittman	✔	✔	✔		✔

Director Tenure

The evaluation of director nominees, including each nominee’s independence from management, by the Nominating and Corporate Governance Committee and the Board also takes into account director tenure. Although re-nomination of incumbent directors is not automatic, the Nominating and Corporate Governance Committee believes that Board continuity facilitates effective and efficient leadership, risk management and oversight and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The Nominating and Corporate Governance Committee and the Board also believe that deliberate and planned Board refreshment is beneficial to the Board and our company, and we have a robust and continuous refreshment process in place. The Nominating and Corporate Governance Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium- and long-tenured directors. With the addition of Ms. Hopeman and Ms. Wittman and the retirement of Messrs. Epstein and Mr. Rydin, in each case as of the Annual Meeting, we anticipate having nine new independent directors since January 1, 2013 and an average tenure of our independent directors of 5.1 years.

*	As of immediately following the Annual Meeting.

BOOKING HOLDINGS INC. - 2019 Proxy Statement     17

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Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2019 for each person nominated for election to the Board at the Annual Meeting.

Name	Age	Director Since	Committee Memberships[1]	Independent
Timothy M. Armstrong	48	2013	• Compensation	✔
Jeffery H. Boyd (Chairman)	62	2001
Glenn D. Fogel	57	2017
Mirian Graddick-Weir	64	2018	• Compensation	✔
James M. Guyette (Lead Independent Director)	73	2003	• Compensation	✔
			• Nominating and Corporate Governance (Chair)
Wei Hopeman	49	N/A		✔
Robert J. Mylod, Jr.	52	2017	• Compensation	✔
Charles H. Noski	66	2015	• Audit (Chair)	✔
Nancy B. Peretsman	65	1999	• Nominating and Corporate Governance	✔
Nicholas J. Read	54	2018	• Nominating and Corporate Governance	✔
Thomas E. Rothman	64	2013	• Audit	✔
Lynn M. Vojvodich	51	2016	• Nominating and Corporate Governance	✔
Vanessa A. Wittman	51	N/A		✔
(1) For a full list of current committee memberships, see “Committees of the Board of Directors - Committee Membership” on page 27

Timothy M. Armstrong

Mr. Armstrong is Founder and CEO of the dtx company, a direct to consumer enablement company. From 2009 to the end of 2018, Mr. Armstrong served as the Chairman and Chief Executive Officer of AOL as well as the CEO of Oath (Verizon’s media brand portfolio, including Yahoo! and AOL) after Verizon’s acquisition of AOL in 2015. From 2000 to 2009, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong serves on the boards of Wheels Up, an aviation company, and BrandFolder, a digital asset management and brand management software company. Mr. Armstrong is the incoming Chairman of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation.

Director Qualifications:

•

Leadership, Internet/E-Commerce, Global Business and Sales and Marketing experience - extensive experience, expertise and background in global internet businesses, sales and marketing and the interactive direct to consumer industry gained from his positions as Founder and CEO of dtx, Chief Executive Officer of Oath and AOL and his former positions at Google and ABC/ESPN Internet Ventures; and his corporate leadership experience gained from his positions as Founder and CEO of dtx company and Chief Executive Officer of Oath and AOL.

Jeffery H. Boyd, Chairman

Mr. Boyd has served on our Board since October 2001, as the Chairman of our Board since January 2013 and as the Executive Chairman of our Board from January 2017 to June 2018. Mr. Boyd served as our Interim Chief Executive Officer and President from April 2016 to December 2016 and as our President and Chief Executive Officer from November 2002 until December 2013. Mr. Boyd was our President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002. He previously served as our Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining us, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc. Mr. Boyd has been a member of the board of directors of The Home Depot since 2016.

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Director Qualifications:

•

Leadership, Internet/E-Commerce, Travel, Global Business, and Sales and Marketing experience – extensive experience from his long and successful tenure as our President and Chief Executive Officer.

Glenn D. Fogel – Chief Executive Officer and President

Mr. Fogel has served as our Chief Executive Officer and President since January 2017. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 1, 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

Director Qualifications:

•

Leadership, Internet/E-Commerce, Global Business and Travel experience - service as our President and Chief Executive Officer; and his previous service as our Head of Worldwide Strategy and Planning, responsible for global corporate strategy, worldwide mergers and acquisitions, business development initiatives and strategic alliances, helping lead us during a long period of sustained global growth; former investment banker focused on the air transportation industry.

Mirian M. Graddick-Weir

Dr. Graddick-Weir, Ph.D., was the Executive Vice President of Human Resources at Merck & Co., Inc. from 2008 until November 2018, where she led human resources for one of the leading pharmaceutical companies in the world. Dr. Graddick-Weir served as Senior Vice President of Human Resources of Merck from September 2006 to January 2008. Prior to joining Merck, she served as Executive Vice President of Human Resources and Employee Communications of AT&T from 2004 to 2006 and served as its Executive Vice President of Human Resources from 1999 to 2004. Dr. Graddick-Weir was responsible for the design, planning and administration of all Human Resources functions, including compensation, benefits, recruiting and training, for AT&T’s 47,000 employees. She joined AT&T in 1981. She has served on the board of directors of Yum! Brands, Inc. since January 2012 and currently serves as Chairman of its nominating and corporate governance committee and as a member of its management planning and development committee.

Director Qualifications:

•

Global Business and Human Resources experience - served as a senior executive of two, large global businesses and on the board of directors of another; extensive experience in human resources through her positions at AT&T and Merck.

James M. Guyette

Mr. Guyette served as Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, from 1997 to May 2015. Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President - Marketing and Planning for United Airlines, where he also held a number of other senior roles over nearly 30 years. Mr. Guyette served as a member of the board of directors of Rolls-Royce plc from 1997 until May 2015, and was Chairman of the board of directors of PrivateBancorp, Inc., where he served on the board of directors from 1989 until the company was sold in 2017.

Director Qualifications:

•

Leadership, Global Business, Sales and Marketing and Travel experience - served as chief executive officer of a leading multinational supplier to global aerospace, defense, marine and energy markets; former director of two other public companies, including a multinational public company; approximately thirty years at one of the world’s largest airlines; former director of a global distribution system; extensive experience in sales and marketing from his positions at Rolls-Royce and United Airlines.

Wei Hopeman

Ms. Hopeman is a Managing Partner of Arbor Ventures, a venture capital firm focused on investing in fintech companies around the world, which she co-founded in 2014. From 2010 to 2014, Ms. Hopeman served as Managing Director and Head of Asia for Citi Ventures. Prior to Citi Ventures, Ms. Hopeman spent time in various other banking and private equity roles, including as the Chief China Representative for Jefferies & Co. and as a technology banker at The Goldman Sachs Group.

Director Qualifications:

•

Finance and Global Business experience - serves as co-founder and Managing Partner of a venture capital firm focused on investing in fintech companies around the world; former Managing Director and Head of Asia for Citi Ventures; various banking and private equity roles, including technology banker at The Goldman Sachs Group.

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Robert J. Mylod, Jr.

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chairman, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. Mr. Mylod has served as a member of the board of directors of Redfin, an online real estate company, since 2014, and he currently serves as Redfin’s Chairman of the board and on its audit committee. He has served as a member of the board of directors of Dropbox, a cloud-based collaboration and data storage company, since 2014 and serves as Chairman of its audit committee and as a member of its compensation committee. Between October 2015 and April 2017, Mr. Mylod served as a member of the board of directors of Autobytel, a company that facilitates the buying and selling of cars online. From 2001 until 2017, Mr. Mylod served as a member of the board of directors of EverBank, a U.S. savings bank providing online and mobile banking and financial services, and served on EverBank’s compensation committee and as the Chairman of the nominating and corporate governance committee from 2012 until 2017. Mr. Mylod served as a member of the board of directors of Novocure, a cancer treatment company, and on its audit committee, from 2012 to 2017, and on its nominating and corporate governance committee from 2015 to 2017. He also serves on the board of directors of several privately held companies. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

Director Qualifications:

•

Leadership, Finance, Internet/E-Commerce, Travel and Global Business experience – our former chief financial officer; significant finance and investment experience as the founder and managing partner of Annox Capital Management; board member of several public and private technology companies; various positions with our company over 12 years, helping lead us during a long period of sustained global growth.

Charles H. Noski

In 2012, Mr. Noski retired from the role of Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the board of directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the board of directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and as President and Chief Operating Officer. Mr. Noski began his career at Deloitte & Touche LLP where he was named Partner. Mr. Noski has served as a member of the board of directors of Microsoft Corporation since 2003 and is the Chair of Microsoft’s audit committee and a member of its governance and nominating committee. Mr. Noski is also Chairman of the board of trustees of the Financial Accounting Foundation and a former member of the board of directors of the National Association of Corporate Directors. In addition, Mr. Noski served as a member of the board of directors of Avery Dennison Corp. from 2011 to 2014 and Avon Products, Inc. from 2012 to 2018.

Director Qualifications:

•

Leadership, Finance and Global Business experience - senior leadership roles at large public, global companies, including as Chief Financial Officer of AT&T Corporation and Bank of America and as a director of Microsoft; service as a partner at one of the world’s largest public accounting firms.

Nancy B. Peretsman

Ms. Peretsman is a Managing Director at Allen & Company LLC, an investment bank, with which she has been associated since 1995. During her tenure at Allen & Company, Ms. Peretsman has provided advice and capital to over one hundred small, high growth businesses and served as advisor to many of the world’s largest internet, media and consumer companies. Prior to joining Allen & Co., Ms. Peretsman was at Salomon Brothers from 1983 to 1995, where she headed the worldwide media investment banking practice and was a Managing Director from 1990 to 1995. Ms. Peretsman is an Emeritus Trustee of Princeton University, serves as Vice Chairman of the board of trustees of The Institute for Advanced Study and is a member of the National board of directors of Teach For America. She was elected a member of the American Academy of Arts and Sciences in 2017.

Director Qualifications:

•

Finance and Internet/E-Commerce experience - current managing director at an investment bank; advisor to leading internet, media and consumer companies.

Nicholas J. Read

Mr. Read has served as Chief Executive Officer of Vodafone Group Plc since October 2018 and as a member of its board of directors since 2014. Prior to becoming its Chief Executive Officer, Mr. Read served as Group Chief Financial Officer of Vodafone Group Plc since April 2014. Since joining Vodafone in 2001, Mr. Read has held a variety of senior roles, including Chief Financial Officer and Chief Executive Officer of Vodafone Limited, the U.K. operating company. Prior to becoming Group Chief Financial Officer, Mr. Read served as Regional Chief Executive Officer for Africa, Middle East and Asia Pacific for five years and was a board member of the Vodafone publicly-traded subsidiaries Vodacom, Safaricom and Vodafone Qatar and Vodafone’s joint ventures VHA in Australia and Indus Towers in India. Prior to joining Vodafone, he held senior global finance positions with United Business Media Plc and Federal Express Worldwide. Mr. Read is a Fellow Chartered Management Accountant and a Chartered Global Management Accountant, with a BA (Hons) in Accounting and Finance.

Director Qualifications:

•

Finance, Leadership and Global Business experience – extensive finance and executive experience, including as Chief Executive Officer, Chief Financial Officer and other executive positions of a global telecommunications company; chartered management accountant.

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Thomas E. Rothman

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015, where he oversees Columbia Pictures, TriStar Pictures, Imageworks and Sony Pictures Animation, along with other entities. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman serves as a member of the board of directors of the Sundance Institute and the American Film Institute, both emeritus. He is also a member of the boards of California Institute of the Arts (CalArts), Brown University (emeritus), and was appointed by President Obama and confirmed by the U.S. Senate as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts.

Director Qualifications:

•

Leadership, Global Business, Sales and Marketing and Finance experience - extensive executive leadership of global media companies; a long and successful career marketing and financing motion pictures, television programs and other media.

Lynn M. Vojvodich

Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of Salesforce from 2013 to February 2017. Before joining Salesforce, Ms. Vojvodich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich has served as a member of the board of directors of Dell Technologies since April 2019, Ford Motor Company since April 2017 and Looker Data Sciences, Inc. since 2018. Ms. Vojvodich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures.

Director Qualifications:

•

Sales and Marketing, Internet/E-Commerce and Global Business experience - extensive experience, expertise and background in internet marketing and sales, including from her former position as Chief Marketing Officer of Salesforce as well as prior senior marketing roles; responsible for global marketing at Salesforce and prior experience in marketing positions at large, global organizations; experience working with start-up and growth-stage technology companies.

Vanessa A. Wittman

Ms. Wittman has been appointed Chief Financial Officer of Glossier, an online beauty product company, effective April 2019. She previously served as Chief Financial Officer of Oath, a subsidiary of Verizon, during 2018. Ms. Wittman served as Chief Financial Officer of Dropbox from 2015 to 2016 and as Chief Financial Officer of Motorola Mobility, a subsidiary of Google, from 2012 to 2014. From 2008 to 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies. Prior to Marsh & McLennan, Ms. Wittman held a number of other senior finance roles during her career. Ms. Wittman currently serves on the board of directors of Impossible Foods Inc., a sustainable foods company, and is the audit committee Chair. From 2014 to 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, a cosmetics and beauty supply retailer, and served on its audit committee. She also served as a member of the board of directors of Sirius XM Holdings from 2011 to 2018.

Director Qualifications:

•

Leadership, Finance, Global Business and Internet/E-Commerce experience - extensive finance and executive experience, including as Chief Financial Officer of global internet companies Oath, Dropbox and Motorola Mobility, and CFO of Marsh & McLennan Companies; board member of several private and public technology and retail companies.

Retiring Directors

Jeffrey E. Epstein

Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation from September 2008 to April 2011. Mr. Epstein has served as a member of the board of directors of Shutterstock, Inc., a global provider of licensed imagery, since April 2012 and serves as Chairman of its audit committee and a member of its nominating and corporate governance committee. Since July 2017, Mr. Epstein has served as a member of the board of directors of Twilio, whose technology enables better business communication through its web service APIs, and serves as Chair of its audit committee and as its Lead Independent Director. Mr. Epstein also serves as a member of the board of directors of Kaiser Permanente, a leading U.S. not-for-profit health care provider and health plan.

Director Qualifications:

•

Finance, Leadership, Internet/E-Commerce and Global Business experience - former chief financial officer of Oracle, the world’s largest enterprise software company; former senior executive at an internet advertising company; board member of internet companies.

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Craig W. Rydin

From October 2011 to October 2013, Mr. Rydin served as the Non-Executive Chairman of The Yankee Candle Company, a maker of scented candles. Prior to being named Non-Executive Chairman, Mr. Rydin was the Executive Chairman of The Yankee Candle Company. Prior to being named Executive Chairman in October 2009, Mr. Rydin served as Chairman and Chief Executive Officer of Yankee Candle Inc. from April 2001 to October 2009 and served as Chairman of the board of directors of The Yankee Candle Company from February 2003 to October 2013. Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin has served as a member of the board of directors of Philips-Van Heusen since 2006 and is currently a member of its compensation committee and nominating committee. He also served as a member of the board of directors of Au Bon Pain from 2009 until 2016 and a member of the board of directors of Fitness Connection from 2013 until 2019.

Director Qualifications:

•

Leadership, Finance, Global Business and Sales and Marketing experience – former chief executive officer and chairman of leading consumer products company; director of another public company; senior leadership experience at global food services companies; extensive experience in global sales and marketing from senior roles at consumer products and food services companies.

Executive Officers

Set forth below is biographical information as of March 31, 2019 for our executive officers, other than Glenn D. Fogel, who became our Chief Executive Officer and President in January 2017, and Jeffery H. Boyd, our Chairman, each of whom is nominated for election as a director. Biographical information for Messrs. Fogel and Boyd is set forth above.

Name	Title	Age	Executive Officer Since
David I. Goulden	Executive Vice President and Chief Financial Officer	59	2018
Gillian Tans	President and Chief Executive Officer, Booking.com	48	2015
Peter J. Millones	Executive Vice President and General Counsel	49	2001

David I. Goulden

Mr. Goulden has been Executive Vice President and Chief Financial Officer since March 1, 2018. Mr. Goulden joined us after leaving Dell Technologies in February 2018. He was previously President, Infrastructure Solutions Group at Dell Technologies, a position he held starting in 2016 when Dell acquired EMC Corporation. From January 2014 until EMC’s acquisition by Dell, Mr. Goulden was Chief Executive Officer of the EMC Information Infrastructure business, EMC’s largest business by revenue and employees. Prior to his service in that role, he was President and Chief Operating Officer of EMC, responsible for overseeing engineering and product development, sales and customer operations, services, marketing, and G&A functions, since 2012. Mr. Goulden served as Chief Financial Officer of EMC from 2006 to 2014, responsible for financial operations of EMC’s consolidated businesses. Earlier in his career at EMC, Mr. Goulden led the company’s Sales and Customer Operations worldwide, including global sales in all theaters as well as global channels, alliance, and partners, and prior to that service he oversaw Marketing and New Business Development at EMC. Prior to joining EMC in 2002, Mr. Goulden served in various capacities at Getronics N.V., an information technology services company, most recently as a member of the board of management and President and Chief Operating Officer for the Americas and Asia Pacific. Mr. Goulden served on the board of directors of VMWare, a cloud infrastructure and business mobility company, from 2007 to 2014.

Gillian Tans

Ms. Tans has served as the President of our Booking.com business since January 2015 and as the Chief Executive Officer of Booking.com since April 2016. Ms. Tans is responsible for overseeing all of Booking.com’s functional departments and operations. Prior to her appointment as Chief Executive Officer, Ms. Tans served as Booking.com’s Chief Operating Officer from September 2011 to April 2016 and as Booking.com’s Director of Hotels & Content from 2002 to September 2011. Before joining Booking.com in 2002, Ms. Tans spent four years with the international Golden Tulip Worldwide hotel group, where she served as Product Manager, Marketing Manager and Director of Sales. Ms. Tans also worked for the Intercontinental Hotel Group and with a number of independent hotels. Ms. Tans began her career at Hershey Entertainment and Resorts.

Peter J. Millones

Mr. Millones has been our General Counsel since January 2001 and our Executive Vice President since April 2003. He previously served as Vice President and Associate General Counsel from March 2000 to January 2001 and as our Corporate Secretary from January 2001 to April 2018. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP. As part of his responsibilities, Mr. Millones oversees our executive compensation programs.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The Board is elected by and accountable to the stockholders and is responsible for our strategic direction and oversight of management. Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held seven meetings in 2018. For 2018, all directors attended at least 75% of the meetings of the Board and the Board committees of which they were members held while they were serving on the Board and any such committees, with the exception of Mr. Read, who was newly elected to the Board in June 2018 and had a conflict with a Board meeting that preceded his nomination to the Board and of which we were informed prior to his nomination. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and has adopted written charters for each of these committees.

Strategic Framework and The Board’s Role in Company Strategy

As discussed in our Annual Report, we aim to achieve our mission to help people experience the world through global leadership in online travel and restaurant reservation and related services by:

•

providing consumers with the best choices and prices at any time, in any place, on any device;

•

making it easy for people to find, book and experience their travel desires; and

•

providing platforms, tools and insights to our business partners to help them be successful.

We focus on relentless innovation and a commitment to serve both consumers and travel service provider and restaurant partners with unmatched service and best-in-class digital technology. The online travel and dining categories continue to grow as consumer purchasing shifts from traditional offline channels to interactive online channels, including mobile channels. Our strategy is to continue to participate broadly in this online growth by expanding our service offerings and markets. In particular, we aim to be the world leader in online travel and restaurant reservation and related services by (a) leveraging technology to provide consumers with the best experience, (b) partnering with travel service providers and restaurants to our mutual benefit, (c) operating multiple brands that collaborate with each other, and (d) investing in profitable and sustainable growth.

The Board is a key partner with management in formulating our strategy and oversees management’s implementation of our strategy. The Board and management, including our executive officers and the chief executive officers of our primary brands, meet annually in a day-long session to, among other things, review the state of the markets in which we operate, analyze our competitive position, measure our performance against our strategy and evaluate and adjust our strategy as deemed necessary or appropriate. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for Booking Holdings, the Board plays an active role in evaluating, adjusting and approving our strategy. In particular, our Chairman and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly, typically in connection with each regular meeting of the Board, on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changed circumstances, whether with respect to us, our markets, our competitors or otherwise. In addition, the Board meets regularly in executive session without management where, among other things, it discusses our performance and the continued viability of our strategy.

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Corporate Governance

Corporate Governance Principles

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors and employees. A copy of our Corporate Governance Principles is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.” Our Corporate Governance Principles include the following:

✔ A majority of the Board must consist of independent directors.
✔ The Nominating and Corporate Governance Committee will annually concur on a CEO succession plan.
✔ The Board and each committee of the Board can hire its own outside advisors.
✔ The independent directors will have at least two regularly scheduled meetings each year, which are generally held in conjunction with regularly scheduled Board meetings.
✔ The Compensation Committee, meeting without our CEO present, will evaluate our performance and the performance of our CEO and will recommend to the Board the compensation of our CEO.
✔ We maintain stock ownership guidelines for directors and executive officers.
✔ A Lead Independent Director is appointed if the Chairperson is not independent.

Director Independence

For 2018, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the directors elected at the 2018 annual meeting of stockholders, other than Messrs. Boyd (the Chairman of our Board and our former Executive Chairman and former Interim Chief Executive Officer and President), Mylod (only for the period of 2018 prior to the annual meeting of stockholders when Mr. Boyd was Executive Chairman) and Fogel (our current President and Chief Executive Officer), was “independent” based on The Nasdaq Stock Market’s listing rules, the rules of the U.S. Securities and Exchange Commission (the “SEC”) and our Corporate Governance Principles. However, the Board determined that when Mr. Boyd’s term as Executive Chairman ended at the 2018 annual meeting, Mr. Mylod would be independent (see discussion of Mr. Mylod’s independence below). For 2019, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting is independent, other than Messrs. Boyd and Fogel. In connection with the Nominating and Corporate Governance Committee’s recommendation regarding independence and the Board’s subsequent determination thereof, both the Committee and the Board take into account relationships between us and companies with which directors may be affiliated, as well as the specific requirements of The Nasdaq Stock Market and the SEC.

In connection with the independence determination of Mr. Epstein, the Board and the Nominating and Corporate Governance Committee considered that we do business with Shutterstock, Inc., a public company, and three private companies on whose board of directors Mr. Epstein served in 2018. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with these companies did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were small relative to both our business and that of the applicable companies, the fact that Mr. Epstein was not involved in the transactions or in our decision to enter into commercial relationships with the applicable companies and Mr. Epstein is not an executive officer of these companies and does not have a material interest in these transactions. The Board and the Nominating and Corporate Governance Committee also considered that OpenTable offers its California-based employees healthcare plan services through Kaiser Permanente, a not-for-profit health care services provider, and that Mr. Epstein is a member of Kaiser Permanente’s board of directors. The Board and the Nominating and Corporate Governance Committee considered that this ordinary course relationship with Kaiser Permanente did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were not material when compared with Kaiser Permanente’s revenues and our revenues, the relationship was in place prior to our acquisition of OpenTable and there was no connection between OpenTable’s offering of Kaiser Permanente’s healthcare services and Mr. Epstein’s service on Kaiser Permanente’s board of directors.

In connection with the independence determination of Mr. Mylod, the Board and the Nominating and Corporate Governance Committee considered the close, personal relationship between Mr. Mylod and Mr. Boyd. In light of this relationship, the Board and the Nominating and Corporate Governance Committee determined that Mr. Mylod would not be independent during the period of 2018 when Mr. Boyd was serving as an executive officer of the Company, and that when Mr. Boyd was no longer an executive officer of the Company as of the 2018 annual meeting, Mr. Mylod would be an independent director. The Board and the Nominating and Corporate Governance Committee also considered that we do business with Dropbox, where Mr. Mylod serves as a member of the board of directors, and concluded that our ordinary course business relationship with this company did not impair Mr. Mylod's independence because, among other reasons, the amounts in question were small relative to both our business and Dropbox's business, the fact that Mr. Mylod was not involved in the transactions or in our decision to enter into a

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commercial relationship with Dropbox and Mr. Mylod is not an executive officer of Dropbox and does not have a material interest in the transactions.

In connection with the independence determination of Mr. Noski, the Board and the Nominating and Corporate Governance Committee considered that Mr. Noski serves on the board of directors of Microsoft Corporation, a company from which we purchase various software products and services and which we also pay for online search marketing services, in each case in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with Microsoft did not impair Mr. Noski’s independence because, among other reasons, the decision to purchase Microsoft products and services was made in the ordinary course of business and without Mr. Noski’s participation, Mr. Noski is not an executive officer of Microsoft and does not have a material interest in our relationships with Microsoft, and the amounts in question are well below the thresholds set forth in The Nasdaq Stock Market’s independence standards. In addition, these relationships began long before Mr. Noski joined our Board.

In connection with the independence determination of Ms. Peretsman, the Board and the Nominating and Corporate Governance Committee considered that Ms. Peretsman’s husband serves on the board of directors of one of our insurance providers. The Board and the Nominating and Corporate Governance Committee concluded that the relationship of Ms. Peretsman’s husband with the insurance provider did not impair her independence because, among other reasons, there was no connection between Ms. Peretsman or her husband and us with respect to purchasing the insurance, the insurance premiums were relatively small and we purchased the insurance through a broker (who identified and recommended the insurance provider).

In connection with the independence determination of Mr. Read, the Board and the Nominating and Corporate Governance Committee considered that Mr. Read serves as the Chief Executive Officer of the Vodafone Group, a company from which we purchase services, primarily telecommunications services, in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with Vodafone did not impair Mr. Read’s independence because, among other reasons, the decisions to purchase these services are made in the ordinary course of business through normal business channels, Mr. Read does not have a material interest in these transactions and the amounts involved are well below the thresholds set forth in The Nasdaq Stock Market’s independence standards.

In connection with the independence determination of Mr. Rothman, the Board and the Nominating and Corporate Governance Committee considered that Mr. Rothman serves as Chairman of Sony Pictures Entertainment Motion Picture Group, a company from which we purchase advertising services in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationship with Sony Pictures did not impair Mr. Rothman’s independence because, among other reasons, the decision to purchase advertising services from Sony Pictures was made in the ordinary course of business and without Mr. Rothman’s participation and the amounts in question are well below the thresholds set forth in The Nasdaq Stock Market’s independence standards.

In connection with the independence determination of Ms. Vojvodich, the Board and the Nominating and Corporate Governance Committee considered that we do business with Looker Data Sciences, where Ms. Vojvodich serves as a member of the board of directors, and concluded that our ordinary course business relationship with this company did not impair Ms. Vojvodich's independence because, among other reasons, the amounts in question were small relative to both our business and Looker Data Sciences' business, the fact that Ms. Vojvodich was not involved in the transactions or in our decision to enter into a commercial relationship with Looker Data Sciences and Ms. Vojvodich is not an executive officer of Looker Data Sciences and does not have a material interest in the transactions.

Director Nominees

The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board. In identifying and recommending nominees for election or appointment to the Board, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Selection of Directors - Nominations and Appointments” in our Corporate Governance Principles, namely that the nominee has:

•

the highest personal and professional ethics and integrity;

•

relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of our business;

•

demonstrated leadership skills through involvement in business, professional, charitable or civic affairs;

•

current knowledge and contacts in the markets and communities in which we do business and in our industry or other industries relevant to our business;

•

ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities;

•

ability and willingness to exercise independent judgment, ask probing questions and express tough opinions;

•

expertise, skills, knowledge, experience and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs and stockholder interests; and

•

the characteristics to contribute to the Board’s diversity of viewpoints, background, experience and other demographics (such as racial and gender diversity).

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the Board. The Nominating and Corporate Governance Committee’s policy is to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants may be employed to help in identifying candidates. The Nominating and Corporate Governance Committee expects that other Board members and members of management may also make recommendations to the committee regarding potential Board

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candidates. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Our Corporate Governance Principles require that the Nominating and Corporate Governance Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the Nominating and Corporate Governance Committee. Stockholders who wish to submit potential candidates for consideration by the Nominating and Corporate Governance Committee for election at our 2020 annual meeting of stockholders may do so in accordance with the procedures described in this proxy statement and in our Stockholder Communications Policy (available on our corporate website (www.bookingholdings.com)). In addition, stockholders who wish to nominate persons for election to our Board at our 2020 annual meeting of stockholders may do so in accordance with the procedures required under our By-laws and described in this proxy statement under the heading 2020 Stockholder Proposals on page 79.

When considering current directors for nomination for re-election to the Board, the Nominating and Corporate Governance Committee takes into account the performance of each director. Underperforming directors may be asked to leave the Board or may not be re-nominated for election. The Nominating and Corporate Governance Committee also reviews the composition of the Board in light of our current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Communications with the Board of Directors

Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should indicate how many shares of our common stock they own as of the date of their communication. Communications received in this manner will be handled in accordance with procedures developed and approved by the Board, including a majority of our independent directors.

The procedures provide that in general, communications to the Board will be initially reviewed and logged by our General Counsel and then periodically, and at least quarterly, forwarded to the Lead Independent Director and/or the chairperson of the Nominating and Corporate Governance Committee.

Attendance at Annual Meetings

We expect directors to attend our annual meetings of stockholders. Twelve of the thirteen members of the Board who were directors at the time attended our 2018 annual meeting of stockholders.

Compensation-related Corporate Governance

See Key Governance Matters on page 50 for our various compensation related corporate governance policies and practices, including, among other things, policies regarding compensation clawbacks, 10b5-1 plans and hedging and pledging of securities.

Other Select Corporate Governance Policies and Practices

We do:
✔

Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors and employees (including officers) to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

✔

Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on important matters that are presented at the meeting, including the annual election of all of our directors.

✔

Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chairman of the Board, the Vice Chairman of the Board (if any), the Chief Executive Officer, the Board or stockholders holding at least 25% of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

✔

Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of votes cast.

✔

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement pursuant to our By-Laws. As approved by our stockholders at our 2015 annual meeting, our proxy access By-Law provides that:

•

any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

•

continuously for at least 3 years,

•

can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

✔

Annual Advisory Vote on Executive Compensation. The Board has implemented, and our stockholders have approved, an annual stockholder advisory vote on executive compensation, which means that stockholders have the opportunity to provide feedback on our executive compensation practices on an annual basis.

✔

Lead Independent Director. Since January 2013, we have had a Lead Independent Director with a set of defined responsibilities, including, among other things, if requested and when appropriate, ensuring availability for consultation and direct communication with major stockholders. See Corporate Governance and Board Matters - Leadership Structure and - Communications with the Board of Directors for more details.

✔

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Key Governance Matters on page 50 and Non-Employee Director Compensation and Benefits on page 68.

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We do:
✔ Annual Board and Committee Evaluations. We have an annual evaluation process of the performance of our Board and Board committees which includes:
•

Completion of a questionnaire administered by a third party by each director;

•

One-on-one evaluation discussion between each director and the Lead Independent Director; and

•

Assessment of feedback and implementation of any necessary action items.

✔

Continuing Director Education. We encourage our directors to attend seminars and other corporate governance or director workshops to further develop their expertise or otherwise stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and Board committees regularly invite outside experts to present to them on a variety of topics, which have included corporate governance trends and best practices and areas of risk management, such as cybersecurity and privacy issues.

We do not:
✘ Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”
✘ No Supermajority Voting Provisions. Neither our certificate of incorporation nor our By-Laws contain any supermajority voting provisions.
✘ No Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a written charter, a copy of which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.” The table below provides current membership for each Board committee.

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Timothy M. Armstrong
Jeffery H. Boyd
Jeffrey E. Epstein
Glenn D. Fogel
Mirian Graddick-Weir
James M. Guyette
Robert J. Mylod, Jr.
Charles H. Noski
Nancy B. Peretsman
Nicholas J. Read
Thomas E. Rothman
Craig W. Rydin
Lynn M. Vojvodich
Number of Meetings in 2018	10	8	3
- Chair
✔ - Member

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Audit Committee

The Audit Committee’s responsibilities include, among other things:

•

overseeing and reviewing our consolidated financial statements, accounting practices and related internal controls;

•

overseeing our relationship with our independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating and retaining the independent registered public accounting firm;

•

overseeing our internal audit function;

•

establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters; and

•

reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of SEC Regulation S-K).

The Audit Committee is the primary committee of the Board overseeing our compliance program and risk management efforts generally (including with respect to privacy and data security), as well as our major financial risk exposures. For additional details, see Corporate Governance and Board Matters - Board’s Oversight of Risk on page 30.

The Board has determined that each member of the Audit Committee is an independent director based on The Nasdaq Stock Market’s listing rules and that each member of the Audit Committee also satisfies the additional independence requirements of the SEC for members of audit committees. In addition, the Board has determined that each of Mr. Epstein and Mr. Noski is an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

•

setting, or recommending to the Board for determination, the compensation of our chief executive officer;

•

reviewing and approving the compensation of our other executive officers;

•

administering employee benefit plans including incentive compensation plans and equity-based plans;

•

recommending to the Board for approval compensation plans for non-employee directors;

•

making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans;

•

reviewing and approving succession plans for senior management personnel (other than the CEO, which is the responsibility of the Nominating and Corporate Governance Committee); and

•

overseeing risks related to compensation programs. See Corporate Governance and Board Matters - Board’s Oversight of Risk on page 30 for additional details.

The Board has determined that each member of the Compensation Committee is an independent director based on The Nasdaq Stock Market’s listing rules and also meets The Nasdaq Stock Market’s additional requirements for membership on the Compensation Committee. The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (“Mercer”) as its outside compensation consultant. While Mercer reports to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management with respect to the compensation planning process.

The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President and General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, vested, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with cause” or “without cause”).

The Chairperson of our Compensation Committee works with our Chief Executive Officer and our Executive Vice President and General Counsel to establish agendas for each meeting of the committee. The Compensation Committee met formally on six occasions to review and discuss executive compensation matters, approve equity awards and 2018 compensation of executive officers (other than that of the Chief Executive Officer). For further discussion of the compensation planning process relating to 2018 compensation initiatives and the Compensation Committee’s consideration of executive compensation, see Compensation Discussion and Analysis beginning on page 36.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is instrumental in our efforts to ensure that the Board is comprised of directors with the necessary skills and experience to effectively oversee our business. The Nominating and Corporate Governance Committee actively and regularly evaluates the composition of the Board, including the skills and experience of directors, in light of our changing business needs and challenges and takes the lead in identifying needed changes, whether with respect to adding directors with certain skills, experience or other desirable traits, planning for director retirements, ensuring an appropriate mix of short-, medium- and long-tenured directors or for any other reason. When the need for a new director arises, the Nominating and Corporate Governance Committee has the primary responsibility of seeking, identifying and qualifying director candidates. See Corporate Governance - Corporate Governance Principles - Director Nominees on page 25 for more information about the Nominating and Corporate Governance Committee’s responsibilities with respect to director nominees.

The Nominating and Corporate Governance Committee also oversees the establishment and implementation of our corporate governance standards, practices and policies. The written charter of the Nominating and Corporate Governance Committee provides, among other things, that it shall:

•

identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board (which are set forth in our Corporate Governance Principles and the Nominating and Corporate Governance Committee’s charter), and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders;

•

identify and recommend that the Board appoint Board members qualified to fill vacancies on any committee of the Board (including the Nominating and Corporate Governance Committee);

•

assess whether candidates to join the Board would be “independent” under the listing rules of The Nasdaq Stock Market;

•

establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

•

regularly evaluate and, as appropriate, recommend to the Board any modifications or enhancements to the Board’s Corporate Governance Principles, and review and consider the effectiveness of the Corporate Governance Principles at least once a year;

•

review and concur on a succession plan for selecting a successor to the Chief Executive Officer, both in emergency situations and in the ordinary course of business;

•

at least annually, review our Code of Conduct and Stockholder Communications Policy and their effectiveness and, if appropriate, make recommendations for Board approval for enhancements thereto; and

•

design a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director based on The Nasdaq Stock Market’s listing rules. The Nominating and Corporate Governance Committee approved and recommended to our Board the thirteen director nominees standing for election at the Annual Meeting.

Leadership Structure

Mr. Boyd, who served as our President and Chief Executive Officer from 2002 until 2013, as our Interim Chief Executive Officer and President from April 2016 to December 2016 and as Executive Chairman of our Board from December 2016 to June 2018, currently serves as non-executive Chairman of our Board. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes that it is in our best interests and those of our stockholders to make that determination from time to time based on our needs and those of the Board. The Board has determined that separation of the roles of Chief Executive Officer and Chairman is currently in our best interests and those of our stockholders. Mr. Boyd’s continued leadership as the Chairman of our Board provides an important connection between the non-employee directors on the Board and Mr. Fogel, our President and Chief Executive Officer, due to Mr. Boyd’s recent service as an executive officer, and his resulting familiarity with our operations. In light of Mr. Boyd’s recent service as an executive officer and due to the Board’s determination that he is not an independent director, the Board maintains the position of Lead Independent Director. Mr. Guyette, the Chairman of the Nominating and Corporate Governance Committee, serves as the Lead Independent Director. The responsibilities of the Lead Independent Director can be found on our corporate website (www.bookingholdings.com) under the tab “For Investors” and include, among other things, the following:

•

call, set the agenda for and lead meetings and executive sessions of the independent directors;

•

consult with the Board Chairperson and, if different, the Chief Executive Officer regarding Board meeting agendas;

•

from time to time as the Lead Independent Director deems necessary or appropriate, consult with the Board Chairperson and the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

•

on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders; and

•

authorize the retention of outside advisors and consultants who report directly to the Board.

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Board’s Oversight of Risk

Our risk management activities include the identification and assessment of the key risks facing us among the universe of business risks (e.g., strategic, operational, financial, privacy and data protection, security and technology, and legal, regulatory and compliance risks). These key risks are identified across the organization from multiple regions and functions, in a process undertaken generally by our internal audit function and overseen primarily by our Audit Committee. The Board and Audit Committee review these risks at least on an annual basis after they have been identified and assessed by management. The Board, or a committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or, if appropriate, to a committee of the Board, which will report to the full Board as appropriate. The Board’s and each committee’s role is one of oversight, recognizing that management is responsible for executing our risk management policies. The oversight of risk within the organization is an evolving process requiring us to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process.

In addition to the Board’s role in enterprise risk management, various committees of the Board are also responsible for the oversight of certain risks.

The Audit Committee oversees:

•

our risk assessment and processes generally;

•

our internal control over financial reporting;

•

our risk management related to hedging activities, investments and use of derivative instruments;

•

our risk assessment and processes related to privacy, data protection, security and technology; and

•

our general operational, business continuity, legal, regulatory and compliance risks.

The Audit Committee is committed to effective, involved oversight of management’s risk assessment and management efforts. The Audit Committee has established a regular practice of meeting with those members of management with responsibility for privacy, data protection, security and technology risks to discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies as well as at our Company, the effectiveness of our security measures and other related matters, as well as periodically meeting with outside experts in these areas. Members of management responsible for our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

The Compensation Committee oversees risks related to compensation programs and regularly reviews and assesses our compensation policies and practices, including those applicable to our named executive officers, to determine whether they incentivize undesired risk-taking. For further discussion, see Compensation Discussion and Analysis – Executive Compensation Program Philosophy and Objectives on page 39. The Compensation Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

As discussed above under Nominating and Corporate Governance Committee on page 29, the Nominating and Corporate Governance Committee oversees risks related to the composition of our Board, including ensuring that we have Board members with the appropriate experience, judgment, availability, skills, tenure and ability to effectively oversee our business and fulfill the duties of the Board and each Board committee. In addition, the Nominating and Corporate Governance Committee oversees our corporate governance practices and is involved in the development, improvement and review of our global compliance program, including our Code of Conduct.

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SUSTAINABILITY AND DIVERSITY & INCLUSION

Our approach to sustainability and diversity & inclusion is a natural extension of our mission to help people experience the world.

We are committed to sustainability efforts that will further our mission including initiatives to promote sustainable tourism, improve global business and tech industry diversity, reduce environmental footprints, foster a diverse and inclusive workplace and protect customer privacy, among others. In 2019, we launched our inaugural corporate social responsibility web page and report available at https://www.bookingholdings.com/corporate-responsibility/ where you can obtain more information about the topics discussed below.

Diversity & Inclusion

We are proud to be an extremely diverse group of people, working together to help people experience the world. We believe that understanding, tolerance and common ground are built as people broaden their horizons, are introduced to other people and cultures, have new experiences, increase their knowledge and grow to appreciate the world in which we live. We also believe that our company, our stockholders, our customers and our employees are benefited by us having a diverse Board and a diverse workforce. As a result, we seek to achieve a diverse business environment that includes people of different viewpoints, backgrounds, experience, gender, race and ethnic or national origin, and other demographics.

Our commitment to diversity begins at the top with our Nominating and Corporate Governance Committee’s policy to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in recommending persons for election or appointment to the Board, and its commitment to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. This commitment to diversity continues throughout our Company. We benefit from a highly diverse workforce. We operate global businesses, including businesses headquartered in Europe and Asia, and have more than 300 offices in over 75 countries and territories. Less than 20% of our employees are located in the United States. Our approximately 24,500 employees represent more than 150 nationalities as of December 31, 2018.

In keeping with the global nature of our company and its business, we maintain a workplace that is respectful of the different cultures and practices of our diverse employees and consistent with our Code of Conduct, which is available on our website at www.bookingholdings.com. We support and abide by the laws and regulations that govern our employment practices and we prohibit unlawful discrimination of any type. We have implemented a variety of policies designed to create an inclusive work environment. For example, while the specifics can vary by brand, in the United States our employee benefit plans generally include: infertility treatment benefits, gender re-assignment surgery benefits, gender-neutral domestic partner benefits and paid parental leave benefits.

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Environment

We are focused on better understanding the environmental impact of our business. Part of this initiative is measuring and understanding our carbon footprint with our first enterprise-wide audit of energy use and greenhouse gas emissions in 2017. With a clear understanding of where we stand, we can identify our priority areas to address in the coming years. For example, we are building Booking.com's new Amsterdam headquarters with the goal of receiving a Building Research Establishment Environmental Assessment Method excellence certificate. You can find more information on our sustainability efforts with respect to the environment in the Environment section of our corporate social responsibility web page mentioned above.

Community

In line with our mission to help people experience the world, Booking.com’s Booking Cares program supports innovation in the sustainable tourism space. Through Booking.com's accelerator program that identifies and empowers sustainable tourism start-ups, a robust global volunteer program and a fund that champions non-profit sustainable travel projects, we are supporting the long-term health of a variety of locations around the world. These programs demonstrate how we are focused on transforming the global travel experience into a powerful force for good. Booking Cares is focused on five key areas: inclusive growth, tech for impact, the environment, tourism dispersal and cultural heritage.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2019 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board and each of our director nominees; (3) our Chief Executive Officer, our Chief Financial Officer and each of our other named executive officers in the Summary Compensation Table in this proxy statement; and (4) all directors, director nominees and executive officers as a group. The percentage of shares owned is based on 44,186,016 shares outstanding as of March 31, 2019.

	Shares beneficially owned(a)
Name of beneficial owner	Number	Percent
Jeffery H. Boyd(b)	61,651	*
Timothy M. Armstrong(c)	396	*
Jeffrey E. Epstein(d)	4,336	*
Glenn D. Fogel	26,180	*
Mirian Graddick-Weir(e)	4	*
James M. Guyette	2,583	*
Wei Hopeman(f)	0	*
Robert J. Mylod, Jr.	742	*
Charles H. Noski(g)	396	*
Nancy B. Peretsman(h)	3,696	*
Nicholas J. Read(e)	0	*
Thomas E. Rothman(i)	396	*
Craig W. Rydin(j)	792	*
Lynn M. Vojvodich	396	*
Vanessa A. Wittman(f)	0	*
Daniel J. Finnegan(k)	12,114	*
David I. Goulden	575	*
Gillian Tans	10,057	*
Peter J. Millones	7,158	*
T. Rowe Price Associates, Inc.(l)	3,723,644	8.4%
The Vanguard Group(m)	3,405,416	7.7%
BlackRock, Inc.(n)	3,038,544	6.9%
All directors, director nominees and executive officers as a group (18 persons)(o)	119,358	*
*

Represents beneficial ownership of less than one percent.

(a)

Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2019 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2019, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of Board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.

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(b)

Does not include 567 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes (such shares will be issued to Mr. Boyd 90 days after termination of his Board service).

(c)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes (such shares will be issued to Mr. Armstrong 90 days after termination of his Board service).

(d)

Does not include 4,043 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes (such shares will be issued to Mr. Epstein 90 days after termination of his Board service).

(e)

Dr. Graddick-Weir and Mr. Read were elected to the Board on June 7, 2018.

(f)

Ms. Hopeman and Ms. Wittman are non-incumbent nominees for election to the Board of Directors at the Annual Meeting.

(g)

Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service).

(h)

Includes 521 shares held by a limited liability company of which Ms. Peretsman is a Manager. Does not include 1,072 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes (such shares will be issued to Ms. Peretsman 90 days after termination of her Board service); and does not include 18,765 shares held by a foundation for which Ms. Peretsman serves as a trustee, of which Ms. Peretsman disclaims beneficial ownership. Allen & Company LLC disclaims beneficial ownership of the shares described in this note (g).

(i)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service).

(j)

Does not include 863 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes (such shares will be issued to Mr. Rydin 90 days after termination of his Board service).

(k)

Mr. Finnegan retired from his position as Chief Financial Officer on March 1, 2018.

(l)

Based solely on information provided in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 14, 2019. Price Associates reported that it had sole voting power over 1,283,308 shares, shared voting power over 0 shares, sole dispositive power over 3,723,644 shares and shared dispositive power over 0 shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Price Associates lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(m)

Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard reported that it had sole voting power over 57,905 shares, shared voting power over 10,669 shares, sole dispositive power over 3,338,152 shares and shared dispositive power over 67,264 shares. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(n)

Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 4, 2019. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock reported that it had sole voting power over 2,600,666 shares, shared voting power over 0 shares, sole dispositive power over 3,038,544 shares and shared dispositive power over 0 shares. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(o)

Consists of shares beneficially owned by all of our directors, director nominees and executive officers, as a group. Does not include 8,264 vested shares of non-employee directors, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of such director’s Board service).

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or any other equity securities of ours. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, each of our executive officers, directors and greater than ten percent beneficial owners complied in a timely manner with the Section 16(a) filing requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program, provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee’s executive officer compensation decisions. The CD&A focuses on the 2018 compensation program applicable to the following “named executive officers” (titles are as of December 31, 2018).

Name	Title
Glenn D. Fogel	President and Chief Executive Officer
David I. Goulden	Executive Vice President and Chief Financial Officer(1)
Daniel J. Finnegan	Former Chief Financial Officer and Chief Accounting Officer(2)
Gillian Tans	President and Chief Executive Officer, Booking.com
Peter J. Millones	Executive Vice President and General Counsel
Jeffery H. Boyd	Chairman of the Board(3)
(1)

Mr. Goulden became our Executive Vice President and Chief Financial Officer on March 1, 2018.

(2)

Mr. Finnegan ceased to be our Chief Financial Officer and Chief Accounting Officer on March 1, 2018.

(3)

Mr. Boyd served as Executive Chairman until June 7, 2018, when he became non-executive Chairman of the Board.

Summary Information

2018 was another good year for Booking Holdings. We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of approximately $80 billion (as of March 29, 2019) and a 2018 operating margin of 36.8% as a percentage of revenues. During 2018, Booking.com, our largest business, added approximately 590,000 accommodations to its reservation services, including over 550,000 homes, apartments and other unique places to stay, and, as of March 31, 2019, had approximately 2,290,000 directly bookable hotels and other places to stay available through its platforms representing more than 28.3 million reported listings (units potentially available for booking as reported to us by the property). Based on room nights booked, which grew 12.9% in 2018 to 760 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve above-market growth while maintaining industry-leading profitability. We achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 14%. Total revenues for 2018 compared to gross profit in the prior year grew 16.8% (16% on a constant-currency basis (i.e. using 2017 exchange rates)). As a result of the new revenue recognition accounting standard, total revenues reported in 2018 are comparable to gross profit reported in previous years. For more information, see Note 2 to the Consolidated Financial Statements of our 2018 Annual Report. We had Adjusted EBITDA growth of 18%, in each case versus the prior year (see Appendix A to this proxy statement for a reconciliation of non-GAAP measures and the rationale for the use of non-GAAP measures).

From a multi-year perspective, we have achieved significant growth, with a 67% increase in gross bookings, a 70% increase in revenue (or gross profit for years prior to 2018), a 23% increase in net income and a 59% increase in Adjusted EBITDA over the 2016-2018 three-year period as compared to the 2013-2015 three-year period. Over the three-year period from 2016 to 2018, we had gross travel bookings of $242.0 billion, we earned $8.5 billion of net income and $14.7 billion of Adjusted EBITDA, and we generated $14.0 billion of cash from operating activities. Measured in terms of stockholder return, our stock price increased from $1,274.95 on December 31, 2015 to $1,722.42 on December 31, 2018, representing a 35.1% increase over that three-year period. Through the repurchase of shares of our common stock, we returned approximately $6.0 billion to stockholders in 2018 and approximately $8.8 billion over the 2016-2018 three-year period, representing 63% of the cash generated by operating activities during that three-year period. The below charts show the compound annual growth rates of key metrics over the past five years.

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GROSS TRAVEL BOOKINGS
(billions)
19% CAGR
$39.2
$50.3
$55.5
$68.1
$81.2
$92.7
2013
2014
2015
2016
2017
2018

ROOM NIGHTS
(millions)
23% CAGR
270.5
346.0
432.3
556.6
673.1
759.8
2013
2014
2015
2016
2017
2018

REVENUE*
(billions)
21% CAGR
$5.7
$7.6
$8.6
$10.3
$12.4
$14.5
2013
2014
2015
2016
2017
2018

ADJUSTED EBITDA
(billions)
18% CAGR
$2.5
$3.3
$3.5
$4.1
$4.9
$5.7
2013
2014
2015
2016
2017
2018

* As a result of the new revenue recognition accounting standard, total revenues reported in 2018 are comparable to gross profit reported in previous years.

This strong, long-term performance is a result of many factors, most importantly actions taken by our corporate leadership team and the leadership teams at our primary brands: Booking.com, KAYAK, priceline, agoda.com, Rentalcars.com and OpenTable. During 2018, we continued our geographic expansion and increased the number and types of accommodations offered through our services, invested in and grew KAYAK’s meta-search business, acquired the HotelsCombined meta-search business and the FareHarbor tours and activities platform, executed on various growth initiatives, grew our dining reservation business, continued to invest in and form commercial relationships with strategic partners in Asia, and benefited from increased collaboration among our different brands, all while maintaining our industry-leading profitability. In addition, 2018 brought us a new Executive Vice President and Chief Financial Officer, David Goulden, and two new independent directors, Dr. Mirian Graddick-Weir and Mr. Nicholas J. Read.

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Mr. Boyd’s 2018 compensation reflects the terms of his employment agreement as Executive Chairman through June 7, 2018 and his position as non-executive Chairman for the remainder of the year. The 2018 compensation for our other named executive officers, including their performance-based bonuses, reflects our 2018 performance, as well as their individual accomplishments and contributions as discussed below.

Name and Principal Position	2018 Salary	2018 Bonus	2018 Stock Awards	2018 Incentive Payment	All Other 2018 Compensation	Total 2018 Compensation
Glenn D. Fogel President and Chief Executive Officer	$750,000	—	$14,000,610	$5,700,000	$8,574	$20,459,184
David I. Goulden Executive Vice President and Chief Financial Officer	$500,000	$500,000(1)	$10,801,458	$2,500,000	$13,522	$14,314,980
Daniel J. Finnegan Former Chief Financial Officer	$118,125	—	—	—	$8,303	$126,428
Gillian Tans President and Chief Executive Officer, Booking.com	$629,750	—	$8,999,521	$4,840,488	$1,545	$14,471,304
Peter J. Millones Executive Vice President and General Counsel	$496,667	—	$4,500,777	$1,425,000	$8,574	$6,431,018
Jeffery H. Boyd Chairman of the Board	$65,385	—	$375,761	—	$50,253(2)	$491,399
(1)

Represents the sign-on bonus Mr. Goulden received when he became our Executive Vice President and Chief Financial Officer on March 1, 2018.

(2)

Of this amount, $48,167 relates to non-employee director compensation received by Mr. Boyd for his service as non-executive Chairman of the Board, effective June 7, 2018.

Key Compensation Policies

The Compensation Committee continually reviews our executive officer compensation program and seeks the advice of Mercer, its independent compensation consultant, to ensure that it maintains compensation practices that are in the best interests of our stockholders.

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive officer compensation program.	✘ Permit hedging or pledging of our stock by our directors and executive officers.
✔ Cap the bonus pool from which senior executives’ individual cash bonuses are paid.

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Executive Compensation Program Philosophy and Objectives

The basic philosophy of our 2018 executive compensation program was to reward earnings growth because we believe that earnings growth is likely to create long-term stockholder value. We implemented this philosophy by designing a senior executive compensation program based on the following principles:

•

Senior executives should be compensated primarily on performance;

•

Senior executives should be measured and incentivized by metrics that are likely to increase long-term stockholder value;

•

The program should align the interests of senior executives with those of stockholders;

•

The attraction and retention of talented senior executives is key to our success;

•

The program should be consistent over time to enable senior executives to implement a long-term strategy and reward them if they achieve long-term results;

•

Senior executives should be compensated for their management of the business and not for external factors; and

•

The program should not incentivize excessive or inappropriate risk taking.

We have had substantially the same compensation program for many years, which we believe has been highly successful in delivering outstanding results for our stockholders. As can be seen in the graph below, over time our stock price has increased consistently with our Adjusted EBITDA and at a similar rate. We believe this supports our view that earnings growth has resulted in the creation of significant stockholder value and is therefore an appropriate performance measure for our senior executive compensation program.

In addition, our stockholders have consistently expressed their approval of our senior executive compensation through our annual stockholder say-on-pay votes. See 2018 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration on page 49 for more information. Notwithstanding the foregoing, each year our Compensation Committee evaluates whether changes to our senior executive compensation program are appropriate or necessary to achieve desired financial and operational results and to align management interests with those of our stockholders. The Compensation Committee met formally on six occasions to review and discuss executive compensation matters, approve equity awards and 2018 compensation of executive officers (other than that of the Chief Executive Officer). During the compensation planning process, the General Counsel and other employees interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, including specific compensation proposals for executives, the structure of equity awards (i.e., the structure of the performance share units (PSUs)) and proposed funding mechanisms and structure of the 2018 bonus plan.

The Compensation Committee believes that the compensation program should provide an appropriate balance between short-term and long-term performance, with an emphasis on long-term performance. As a result, our senior executive compensation program is designed to be weighted such that most of an executive’s potential compensation is delivered through our long-term equity incentive awards, which are generally in the form of PSUs. In general, we pay below “market” (as defined below) salaries and provide above “market” target bonus opportunities to our senior executives. However, base salaries and target bonuses together would generally represent below “market” cash compensation. We must achieve above-budget performance in order for our senior executives to achieve “market” cash compensation. We grant PSUs to provide our executives with a meaningful opportunity to receive significant compensation for superior long-term performance. The Compensation Committee believes that this approach

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focuses executives on long-term performance while encouraging responsible short-term decision-making to achieve sustainable earnings growth over time. Different elements of our compensation program are designed to serve different objectives and drive different behaviors, and thereby work together to achieve the objectives described above, as follows:

•

Base salary and benefits are designed to provide a level of economic security and stability so that executives can focus on meeting our objectives.

•

Our 2018 performance-based cash bonus plan was designed to provide a meaningful bonus opportunity for executives tied to our 2018 earnings growth and individual objectives in connection with each executive’s annual individual performance goals.

•

Our long-term equity incentives are designed to provide a significant compensation opportunity tied to long-term earnings growth and increases in our stock price over a period of several years (typically three years).

•

Severance arrangements and change-in-control provisions in our equity awards are designed to (a) encourage executives to remain focused on our business in the event of rumored or actual fundamental corporate change or changes in the organization or its employment needs and, if required, to provide assistance during any transition, and (b) manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

As shown in the chart below, 2018 compensation for Mr. Fogel was primarily performance-based.

In connection with the appointment of Mr. Fogel as our President and Chief Executive Officer as of January 1, 2017, Mr. Boyd, who was then serving as our Interim Chief Executive Officer and President, as well as the Chairman of our Board of Directors, was appointed as Executive Chairman of our Board of Directors with a term from January 1, 2017 until June 7, 2018. Mr. Boyd’s primary tasks, in addition to those typical of Chairman, were to ensure a smooth transition without disruption to our business performance and to counsel and provide mentoring to Mr. Fogel in his new role as Chief Executive Officer.

Given that Mr. Boyd’s assignment as Executive Chairman was to last approximately a year and a half and did not include direct responsibility for operational performance, the Board and the Compensation Committee designed a compensation package focused on an RSU award, granted in March 2017, to compensate him for his time and specific services related to the appointment of a new Chief Executive Officer. In order to ensure that Mr. Boyd’s compensation was aligned with the interests of our stockholders, the primary component of Mr. Boyd’s compensation was in the form of an RSU award to ensure that a significant portion of his compensation was tied to our stock price performance and to secure Mr. Boyd’s services for sufficient time to provide for an orderly CEO transition and appropriate support for Mr. Fogel. Mr. Boyd’s service as Executive Chairman ended at the end of his term on June 7, 2018, and he then returned to the roles of non-executive Chairman of the Board and non-employee director for which he was compensated in accordance with our non-employee director compensation program.

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Benchmarking and Target Compensation

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies. The Compensation Committee reviews annually the appropriateness of the companies comprising the peer group. In determining the appropriate peer group of companies to be used in connection with the 2018 compensation planning process, the Compensation Committee looked closely at, among other things, companies included in the prior year’s peer group, as well as companies identified as peers by those companies. The primary characteristics used to evaluate which companies to include in the peer group were: industry, gross profits and peers identified by our peers. In particular, the Compensation Committee sought to include internet merchandisers, online travel companies and other technology companies with gross profits between one-half and two times our annual gross profits. The Committee also included Alphabet, Amazon.com and Microsoft because, although their gross profits were more than two times our gross profits, there were relatively few comparable companies and they, like us, are leading e-commerce or technology companies.

After discussions with Mercer, the Compensation Committee’s compensation consultant, the Compensation Committee determined that the sixteen companies listed below, which are primarily internet services, technology, travel services and/or e-commerce companies and are the same companies used in 2017, would comprise the 2018 peer group (the “Compensation Peer Group”):

Activision Blizzard, Inc.	Expedia Group, Inc.	Microsoft Corporation
Adobe Systems Incorporated	Facebook, Inc.	Netflix, Inc.
Alphabet Inc.	IAC/InterActiveCorp	PayPal Holdings, Inc.
Amazon.com, Inc.	Intuit Inc.	salesforce.com, inc.
eBay Inc.	Liberty Interactive Corporation	TripAdvisor, Inc.
Electronic Arts Inc.

Based on the four most recent quarters of data that were available at the time that the Compensation Committee initiated its review (for most, but not all companies, the last quarter of 2016 through the first three quarters of 2017), our gross profit ranked at approximately the 75th percentile of the Compensation Peer Group. In comparing our executive compensation against the Compensation Peer Group, the Compensation Committee generally considered the 50th to the 75th percentile of executive pay for the Compensation Peer Group to be a general proxy for “market” compensation. In arriving at “market” compensation for the Compensation Peer Group, Mercer adjusted the cash compensation information from the Compensation Peer Group to account for projected pay increases over the 2017-2018 timeframe. The Compensation Committee used the data of the Compensation Peer Group primarily to ensure that our executive compensation program as a whole is competitive. The Compensation Peer Group provides the Compensation Committee with guidance and information, but does not dictate the setting of the named executive officers’ compensation and is not a substitute for the Committee’s own business judgment in establishing compensation for the named executive officers.

Generally speaking, our compensation program is designed to achieve “market” compensation for our named executive officers only if they achieve performance meaningfully above budget. In other words, if we achieve our budgeted performance, our named executive officers would generally be compensated significantly below the 50th to the 75th percentile when compared with our Compensation Peer Group. In general, we pay below “market” salaries and provide above “market” target bonus opportunities to our senior executives. However, base salaries and target bonuses together would generally represent below “market” cash compensation. We must perform significantly above our budget in order for our senior executives to achieve “market” cash compensation. We grant PSUs to provide our executives with a meaningful opportunity to receive significant compensation for superior long-term performance. Both our annual performance-based cash bonus plan and long-term equity incentive plan, which are described more fully below, provide a meaningful opportunity for our executive officers to achieve above “market” compensation only in return for outstanding performance.

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Measuring Performance – Compensation EBITDA

Our performance measure for purposes of our senior executive compensation program is a non-GAAP financial measure based on our EBITDA, or earnings before interest, taxes, depreciation and amortization, which we refer to herein as “Compensation EBITDA.” Compensation EBITDA is calculated by taking our adjusted EBITDA as publicly reported in our earnings press releases (“Adjusted EBITDA”) and further adjusting it as described below. We use Compensation EBITDA as the performance measure for our senior executives for both our annual performance-based bonus plan and our PSUs granted as part of our long-term equity incentive plan (except that, as described below, the performance measure for Ms. Tans is Booking.com’s Compensation EBITDA further adjusted primarily to account for inter-company transactions).

How is Compensation EBITDA calculated?

The calculation of Compensation EBITDA is consistent for both our annual performance-based bonus plan and for PSUs granted as part of our long-term equity incentive plan, except that Compensation EBITDA is calculated on a pre-bonus basis for purposes of our annual performance-based bonus plan and on a post-bonus basis for purposes of our PSU awards. To arrive at Compensation EBITDA, we begin with Adjusted EBITDA and then:

•

Exclude the effect of any accounting changes during the applicable performance period (because the targets were set without regard to such changes);

•

Exclude the impact, to the extent reasonably quantifiable, of a business acquisition (so that management cannot “buy” earnings to meet performance targets) or a business disposition (so that management cannot “sell” losses to meet performance targets or be hurt if we decide to sell a profitable business);

•

Treat all internally developed software costs incurred and capitalized in a particular period as expenses of the applicable period;

•

Exclude the impact of unrealized gains or losses on investments to the extent recorded in the income statement as these are not included in the performance targets, are not predictable, can result in large changes quarter to quarter and do not represent the performance of the underlying business;

•

Adjust stock-based compensation expense to assume a vesting factor for our PSUs of 1x (so that stock-based compensation expense related to above-target performance does not then reduce the vesting factor of the PSUs); and

•

With respect to certain of our brands, apply fixed exchange rates to fixed earnings percentages consistent with those used to set the performance targets (so that our performance is measured consistently against the performance targets and senior executives are not rewarded or punished based on currency exchange rate fluctuations, which are out of their control, but rather are compensated based on management of the underlying business).

The Compensation Committee believes the above adjustments to Adjusted EBITDA to arrive at Compensation EBITDA are appropriate elements of our compensation program to achieve the financial performance goals described above. The Compensation Committee has made the use of fixed currencies with respect to certain of our brands a feature of Compensation EBITDA for many years to ensure that management is focused on the operational success of the business without incentivizing excessive or inappropriate risk taking or decision-making based on short-term or speculative expectations regarding foreign exchange rates. In addition, the Compensation Committee believes that taking a fixed-currency approach more accurately addresses management performance, while ensuring that the interests of management and stockholders are aligned through any impact currency factors have on our stock price since equity compensation constitutes the largest component of our named executive officers’ compensation. The use of Adjusted EBITDA as the basis for Compensation EBITDA and these adjustments are intended to ensure that payments under our annual performance-based bonus plan and the issuance of shares under our PSUs represent the underlying growth of our core business and generally are not inflated or deflated due to “non-cash,” “one time” or “non-recurring” items, the translation impact of changes in certain foreign currency exchange rates, or the acquisition or disposition of assets between the time the plan was adopted and the end of the performance period.

The Compensation Committee chose to use the single performance metric of Compensation EBITDA for both our 2018 annual performance-based cash bonus plan and for our senior executive 2018 PSUs because the Committee believed that:

•

This approach properly balances incentives so that short-term and long-term decision-making by management is also appropriately balanced;

•

An earnings growth based metric properly balances top-line growth with operating margin discipline over both the short term and the long term; and

•

A single metric based on earnings growth provides focus to management that is consistent with our basic philosophy that earnings growth will lead to long-term stockholder value.

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Components of Executive Compensation in 2018

The Compensation Committee annually reviews each named executive officer’s total direct compensation, which consists of base salary and benefits, performance-based cash bonus opportunity and equity incentives. In addition to these primary compensation elements, the Compensation Committee reviews any other compensation to the extent applicable, and payments that would be required under various severance and change in control scenarios. In making compensation decisions, the Compensation Committee also takes into consideration historical compensation, including the unvested value of outstanding equity awards.

Before giving final approval to the annual compensation initiatives, the Compensation Committee and, with respect to our Chief Executive Officer, the Board, generally reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer. The tally sheet generally summarizes each executive officer’s total “target” compensation for the applicable year and, using a year-end stock price, estimates the payments to be made to the officer under certain termination of employment and change in control scenarios. For 2018, the Compensation Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above.

Base Salary

Base salary ranges for named executive officers are determined based on, among other things:

•

Information from the Compensation Peer Group described above;

•

Individual performance of the executive, including level of responsibility and breadth of knowledge; and

•

Internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Consistent with our belief that senior executive compensation should be highly performance-based, base salaries for our named executive officers are generally towards the low end of the Compensation Peer Group and therefore well below “market.”

For 2018, the Compensation Committee made no changes to the annual base salaries of our named executive officers who were serving as executive officers in 2017, except that Mr. Millones’ salary increased to $530,000 as a result of his outstanding performance and the Compensation Committee’s annual market review of executive salaries.

Annual Performance-Based Cash Bonus

Both the funding of our 2018 senior executive bonus pool and the bonuses received by our senior executives for 2018 reflected our strong 2018 financial performance. Our senior executive bonus plan provides for an aggregate “pool” based on our annual Compensation EBITDA performance. The amount in the pool increases as a percentage of Compensation EBITDA as our Compensation EBITDA increases (until the cap on the pool is reached), and senior executive individual cash bonuses are paid from this pool (other than Ms. Tans’ bonus, which is discussed below). As a result, annual bonuses (other than for Ms. Tans, which is discussed below) are funded from our annual earnings so that, as a general matter, it is unlikely there would be sufficient bonus funding for executive officers to achieve above “market” cash compensation unless we meaningfully exceed our budgeted Compensation EBITDA targets.

Generally in order for our senior executives to achieve their target annual bonus amounts, we must achieve our budgeted annual Compensation EBITDA, which is set at a level that requires above market year-over-year growth. To the extent we exceed our Compensation EBITDA budgeted amount, the senior executive bonus pool will be greater than the target amount and both aggregate and individual bonuses would likely exceed target bonus amounts. To the extent we do not meet our Compensation EBITDA budgeted amount, the senior executive bonus pool and individual bonuses would likely be less than target bonus amounts. However, in both cases, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards. In many years, and again with respect to 2018, notwithstanding the significant over-achievement against the Compensation EBITDA budget, the aggregate amount of bonuses awarded from the senior executive bonus pool by the Compensation Committee was less than the full amount of the available pool. Further, the Compensation Committee exercised its discretion to include certain travel transaction tax expenses accrued during 2018 notwithstanding the fact that they were excluded from Adjusted EBITDA, with the effect of lowering Compensation EBITDA.

The fundamental principle underlying our 2018 performance-based cash bonus plan (the “2018 Bonus Plan”) was that the bonus pool for senior executives, including the named executive officers, (other than Ms. Tans as discussed below) would only be meaningfully funded if we had significant year-over-year earnings growth, taking into account foreign exchange rates, the size of our business, market expectations regarding our growth, and our expectations regarding the growth of our markets. The Compensation Committee capped the funding of the 2018 senior executive bonus pool at an amount lower than the cap on the 2017 senior executive bonus pool. The Compensation Committee believed that in order for the funding of the 2018 senior executive bonus pool to reach the cap, we

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would need to achieve earnings growth that would: (i) be significantly higher than our budgeted growth rate, (ii) represent strong performance compared to our competition, and (iii) reward stockholders. The Compensation Committee felt that requiring us to achieve budgeted year-over-year earnings growth to achieve target bonus amounts constituted a significant hurdle and meant that each named executive officer's bonus was at significant risk.

For 2018, Ms. Tans’ target performance-based cash bonus was tied to the financial performance of our Booking.com business, for which she is responsible, rather than to that of Booking Holdings as a whole. Similar to the approach taken with respect to bonuses for our other named executive officers, as a general matter, it is unlikely there would be sufficient funding of the bonus pool from which Ms. Tans’ bonus would be paid for Ms. Tans to achieve above “market” cash compensation unless the Booking.com business meaningfully exceeded its budgeted Compensation EBITDA target. The performance metric for Ms. Tans’ bonus was Booking.com’s Compensation EBITDA as further adjusted primarily to take into account inter-company transactions. The Compensation Committee determined that having Ms. Tans’ cash bonus tied to the performance of the Booking.com business was appropriate to provide incentives based directly on the business for which she was responsible.

How did the 2018 Bonus Plan work?

The sole determinant of the funding of the 2018 Bonus Plan was our Compensation EBITDA performance, except in the case of Ms. Tans as discussed above, in which case it was the Compensation EBITDA of the Booking.com business as further adjusted primarily to address inter-company transactions. The 2018 Bonus Plan funded throughout 2018 as we met and/or exceeded the pre-established Compensation EBITDA targets.

In order for the senior executive bonus pool (other than Ms. Tans' bonus, as discussed above) to be funded at its maximum level, we needed to achieve 2018 year-over-year Compensation EBITDA growth of approximately 9.8% after taking into account the effect of foreign exchange rate changes on the 2018 Compensation EBITDA targets as compared to those for 2017. The cap on the 2018 bonus pool was set at less than the cap on the 2017 bonus pool. If Compensation EBITDA growth was 6.0%, the growth rate used to establish our 2018 operating plan and therefore target bonuses (again, taking into account the effect of foreign exchange rate changes on the 2018 Compensation EBITDA targets as compared to those for 2017), the senior executive bonus pool from which senior executive bonuses (other than Ms. Tans' bonus) are paid would be funded at a level that would have represented a year-over-year decrease of approximately 74%.

As the growth targets above illustrate, significant funding of the 2018 Bonus Plan for our named executive officers would only occur upon our achievement of meaningful year-over-year Compensation EBITDA growth. While the 2018 Bonus Plan did not provide for individual maximum or minimum amounts for the named executive officers, it did provide for a maximum aggregate funding of the bonus pool from which senior executive bonuses (other than Ms. Tans' bonus) were paid.

2018 Compensation EBITDA Performance Relative to 2017 Actual Achievement
At Target	6.0% growth
At Maximum	9.8% growth
Actual	18.0% growth

2018 Performance and Funding of the 2018 Bonus Plan

We achieved year-over-year Compensation EBITDA (on a fixed currency basis) growth of approximately 18.0%, which substantially exceeded the 2018 budget used to set target bonus levels described above. As a result, the senior executive bonus pool under the 2018 Bonus Plan was funded in amounts well above target, representing 100% of maximum pool funding and approximately 4% more than funding for the prior year. With respect to Ms. Tans, her bonus was funded from the bonus pool applicable to our Booking.com business. Based on the 2018 performance of our Booking.com business, that pool was also funded in amounts well above target.

Individual Bonus Amounts

As discussed above, the 2018 base salaries of the named executive officers were significantly under “market” as determined by Mercer, which, as a general matter has consistently been the case over prior years. Consequently, bonus targets for the named executive officers (which are set forth in the Grants of Plan-Based Awards Table on page 55) were higher than the competitive market. However, we would need to have meaningful over-performance for bonus amounts to result in “market” total cash compensation compared with the cash compensation provided by companies in the Compensation Peer Group. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to our performance through the 2018 Bonus Plan. The Compensation Committee established bonus targets for 2018 for the named executive officers ranging from 190% to 250% of annual base salary. The Compensation Committee reserved the right in its discretion to decrease or increase individual payouts below or above target amounts, notwithstanding our financial performance.

In early 2019, the Compensation Committee reviewed our 2018 financial results and worked with Mr. Fogel, our Chief Executive Officer and President, to develop appropriate 2018 bonus amounts for our executive officers, other than himself. Final bonus amounts for the named executive officers were based on a subjective assessment of each such named executive officer’s performance and contributions during 2018. In exercising its discretion, the Compensation Committee considered, among other things, each individual's contribution to our strong 2018 financial performance, including our strong Adjusted EBITDA growth, room nights booked growth and gross travel bookings growth. The Compensation Committee exercised its discretion and did not attempt to quantify, rank or assign specific weight to any single factor (other than our Compensation EBITDA performance as described above) in making its bonus decisions. The bonuses paid to such executive officers were paid in March 2019 and appear in the Summary Compensation Table for 2018 under the “Non-Equity Incentive Plan Compensation” column.

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Notwithstanding our strong financial performance in 2018 and the positive individual performances of our named executive officers described below, management recommended and the Compensation Committee determined that individual bonuses of the named executive officers serving as such at the end of 2018 would be reduced to an amount equal to 5% less than their 2017 bonus amounts due to certain operational issues during 2018, including, among other things, certain non-income based tax issues at one of our smaller brands, certain systems issues that arose during the year and delays in the integration of our Rentalcars.com brand into our Booking.com brand. With respect to Mr. Goulden, as there was no 2017 bonus for comparison due to his joining the Company in 2018, his bonus was 5% less than it otherwise would have been.

Mr. Fogel

The Compensation Committee recommended and the Board approved a $5.7 million bonus for Mr. Fogel for 2018. Consistent with the approach taken to determine chief executive officer bonus compensation in prior years, Compensation EBITDA performance as described above was the sole determinant in calculating the funding of the 2018 Bonus Plan from which Mr. Fogel’s bonus was paid and was the primary consideration in determining the amount of Mr. Fogel’s ultimate bonus.

From the Compensation Committee’s perspective, the Company and Mr. Fogel performed well in 2018, in particular when considering the competitive and macro-economic environment in which we operate. In evaluating Mr. Fogel’s 2018 performance and arriving at his 2018 bonus, the Compensation Committee and the Board also considered, among other things, the following:

•

Our strong operating and financial performance in 2018, including:

–

12.9% room nights booked growth;

–

16.8% revenue growth (compared to gross profit in the prior year); and

–

18% Adjusted EBITDA growth (see Appendix A for a reconciliation of Adjusted EBITDA to GAAP);

•

Our industry-leading operating margin (36.8% in 2018);

•

The growth in inter-company revenues;

•

Mr. Fogel’s strategic leadership and vision, including the continued development of our long-term strategy with the Board;

•

Mr. Fogel’s judicious allocation of capital, including with respect to acquisitions, investments and share repurchases;

•

Mr. Fogel’s strong working relationship with our brands;

•

The significantly increased collaboration among our brands; and

•

Mr. Fogel’s healthy, open and constructive relationship with employees and the Board, and his excellent working relationship with our Chairman, Mr. Boyd.

The Compensation Committee and Board also considered a number of other subjective and qualitative factors in its evaluations, such as Mr. Fogel’s integrity, ethics, commitment, people management skills and investor and Board communication skills.

After reviewing our position in the market relative to other leading global online travel companies and the over-achievement of our 2018 financial targets, as well as the organizational and business challenges facing us in 2018 and the operational issues described above, the Compensation Committee and the Board believed that the bonus amount authorized by the Board and paid to Mr. Fogel was appropriate.

Mr. Boyd

As mentioned above, Mr. Boyd’s compensation arrangement in connection with his service as Executive Chairman did not provide for a bonus opportunity.

Other Named Executive Officers

The bonuses paid to the other named executive officers reflected our strong performance during 2018 as well as the operational issues we experienced in 2018. The bonus amounts also reflect the factors described below.

Mr. Goulden’s bonus is in recognition of, among other things, his role as Executive Vice President and Chief Financial Officer, his efforts to improve our systems and processes, his role in developing our annual financial plan, his oversight of our treasury activities, his effective management of our stock repurchase program, and his oversight of our finance department and investor relations function. Mr. Goulden’s bonus also reflects his efforts to work with Mr. Finnegan, our former Chief Financial Officer, to achieve a smooth transition upon joining the Company. In addition to his performance bonus for 2018, Mr. Goulden received a signing bonus of $500,000 during 2018 in connection with joining the Company as our Executive Vice President and Chief Financial Officer.

Ms. Tans’ bonus reflects her role as President and Chief Executive Officer of our Booking.com brand during 2018, including her leadership of Booking.com and Booking.com’s outstanding 2018 financial performance and Booking.com’s efforts with respect to numerous growth and business initiatives.

Mr. Millones’ bonus is in recognition of, among other things, his oversight of our legal department, corporate governance matters, global human resource matters and litigation and his organization and coordination of and assistance with the Board's activities. In addition, Mr. Millones' bonus also reflects his contributions to a smooth transition for Mr. Goulden upon his appointment as Executive Vice President and Chief Financial Officer.

In determining bonus amounts for the named executive officers, other than our Chief Executive Officer and Executive Chairman, in addition to considering the factors described above, the Compensation Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each named executive officer’s ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

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Equity Incentives

Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity awards) of executives within the Compensation Peer Group. When it makes grants, the Compensation Committee also considers the size and current value of outstanding, unvested previous grants. As with the determination of base salaries and bonus awards, the Compensation Committee exercises judgment and discretion in view of the above criteria and its general policies. With respect to Mr. Goulden, his 2018 equity awards were determined in accordance with his employment agreement in connection with his appointment as our Executive Vice President and Chief Financial Officer as of March 1, 2018, which awards were approved by the Compensation Committee.

PSUs

In connection with the 2018 compensation planning process, the Compensation Committee authorized, and we granted, PSUs to the named executive officers (other than Mr. Boyd and Mr. Finnegan). All of the 2018 PSUs granted to the named executive officers, other than Ms. Tans, are tied to our Compensation EBITDA performance over the three-year period ending December 31, 2020 and are forfeitable if certain minimum performance thresholds are not achieved. The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the “target” grant, depending on our performance over the period. In setting our 2018 PSU performance targets the Compensation Committee considered our 2018 budget, our expectations for the global travel market, and internal and external projections over the three-year performance period (including analyst projections) for us and our primary global, direct competitor and other select travel and technology companies that management, Mercer and the Committee felt were relevant. We strive to establish PSU performance targets that will motivate our management and result in meaningful Compensation EBITDA growth over the performance period while also allowing us to make investments we consider necessary to maximize shareholder value over the long-term. Ms. Tans’ 2018 PSUs are tied to the Compensation EBITDA (as further adjusted primarily to take into account inter-company transactions) of our Booking.com business over the three-year performance period ending December 31, 2020. The number of shares that could be issued to her at the end of the three-year performance period ranges from one to two times the “target” grant, depending on Booking.com’s performance over that period. As a result, Ms. Tans’ PSUs are not forfeitable in that, subject to continued employment, at least the “target” number of shares will be issued to her.

The 2018 PSUs granted to each of the named executive officers will vest and be earned, subject to continued employment by us, on the three-year anniversary of the grant date if certain Compensation EBITDA hurdles below are accomplished over the three-year performance period (except that Ms. Tans’ grant had a 1x minimum and was based on the performance of our Booking.com business):

If Compensation EBITDA for the three-year period ending December 31, 2020 is:	Then, the number of shares that will be issued is:
Less than $14.4 billion	—
Between $14.4 billion and $15.3 billion	0x to 1x the “target” grant
Between $15.3 billion and $16.4 billion	1x the “target” grant
Between $16.4 billion and $18.1 billion	1x to 2x the “target” grant
Above $18.1 billion	2x the “target” grant

Except in the case of Ms. Tans’ PSUs (which are based on the performance of our Booking.com business and which are not subject to a minimum performance threshold), the minimum Compensation EBITDA performance threshold for the 2018 PSUs awarded to our named executive officers was calculated using cumulative Adjusted EBITDA for the three-year performance period that is approximately 17% higher than our cumulative Adjusted EBITDA for the prior three-year period ending December 31, 2017 (2015 through 2017).

The Compensation Committee estimated at the time of adoption – based on information available in early 2018 and our expectations regarding the growth of our primary global, direct competitor and other select travel and technology companies that management, Mercer and the Committee felt were relevant – that the three-year performance thresholds and forfeiture thresholds set forth above represented meaningful growth hurdles. Accordingly, the Compensation Committee believed that if we were to achieve the cumulative Compensation EBITDA hurdles above, our stockholders would be rewarded. The Compensation Committee believed that the three-year performance period ensures that executives are focused on longer-term performance and serves as a significant retention device.

RSUs

Although for a number of years the primary equity component of the compensation program for senior executives has been PSUs, from time to time the Compensation Committee has also granted restricted stock units (RSUs) to senior executives. In some cases, RSU awards have been used together with PSUs. For example, RSUs have been used in connection with the hiring of a new senior executive or the promotion of a senior executive to provide retention incentives during the first years of employment to balance the uncertainty associated with PSUs in the case of a new hire.

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Accordingly, in connection with joining the Company and becoming our Executive Vice President and Chief Financial Officer, Mr. Goulden received a one-time new-hire RSU award of $6.3 million. This award vests, subject to continuous service, in three equal annual installments on the applicable anniversaries of the March 2018 grant date.

As discussed above, given that the nature of Mr. Boyd’s appointment as Executive Chairman until the 2018 annual meeting of stockholders on June 7, 2018, the Board and the Compensation Committee designed a compensation package that was appropriate for that role. That compensation package included a modest salary and a 2017 RSU award that vested immediately prior to the Annual Meeting, but did not include a bonus component. Mr. Boyd’s RSU award was designed to ensure that a significant portion of his compensation was tied to our stock price performance. The Board felt that, given the temporary nature of his assignment and the nature of his duties, the use of an RSU award (rather than a long-term PSU) was appropriate. In connection with his continued service as a non-employee director and non-executive Chairman following the 2018 annual meeting, Mr. Boyd received an RSU award in accordance with our non-employee director compensation program.

Stock Options

Since our adoption of FASB ASC Topic 718 (formerly known as FAS 123(R)) on January 1, 2006, we have not granted any stock options and currently do not intend to do so going forward. In connection with certain business acquisitions, including KAYAK in May 2013 and OpenTable in July 2014, we have assumed outstanding stock options granted by the acquired companies prior to the acquisition.

Stockholder Dilution

Finally, in connection with administering our equity plans, including when considering equity awards to executive officers, the Committee considers the dilutive impact of such awards on stockholders. For 2018, our stock-based compensation expense as a percentage of year-end market capitalization was among the lowest of our Compensation Peer Group.

Change in Control and Severance Benefits

Change in Control

Our equity grants do not provide for “single trigger” accelerated vesting solely upon the occurrence of a change in control. Rather, acceleration will only occur with respect to those grants upon certain terminations of employment that occur coincident with or following a change in control or upon certain terminations of employment that occur independently from a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of his death or disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to occur on the date on which the employee is terminated coincident with or following such change in control (on a pro-rata basis based on the portion of the performance period that has expired).

No excess parachute payment tax gross-ups

Section 4999 of the U.S. Internal Revenue Code provides that certain individuals may be subject to additional taxes if they receive certain payments of benefits in connection with a change of control (“excess parachute payments”), and Section 280G of the Internal Revenue Code provides that we may forfeit a tax deduction on the amounts subject to this additional tax. We have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and none of our executive officers are entitled to tax gross-ups in respect of Section 4999. Further, the Compensation Committee has formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments in any new or materially modified compensatory arrangements with our directors or executive officers.

With respect to each of Messrs. Fogel, Goulden and Millones, our Chief Executive Officer and President, Executive Vice President and Chief Financial Officer, and Executive Vice President and General Counsel, respectively, if any payment made pursuant to his employment agreement would be an excess parachute payment, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits to be provided to him, determined on an after tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 63 for additional details.

Severance Benefits

Each of the named executive officers currently serving as an executive officer is entitled to receive severance benefits upon, among other things, a termination “without cause” or, in some cases, “for good reason.” The arrangements with our executive officers provide severance payments in an amount that the Compensation Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices as well as the duration of non-competition agreements between us and our executive officers. The payments and other benefits are provided because the Compensation Committee

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considers a termination “without cause” or for “good reason,” as applicable, not to be employee-initiated, that under different circumstances would not have occurred and which are beyond the control of the separated individual. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 58 for additional details.

Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the named executive officers, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we have a 401(k) plan. The 401(k) plan in which our eligible named executive officers participate allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the U.S. Internal Revenue Code, on a pre-tax basis. We add a cash match to this 401(k) plan for all participants, including those named executive officers who participate in the plan, of 50% of the first 6% of compensation deferred as contributions. The 401(k) match made to each of the participating named executive officers is reflected in the All Other Compensation column of the Summary Compensation Table.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security, financial services or country club memberships.

The Role of Management

Our Chief Executive Officer, our Executive Vice President and Chief Financial Officer and our Executive Vice President and General Counsel provide significant input to the Compensation Committee when developing the structure of, and setting performance metrics for, our annual performance based bonus plan and annual equity grants. Our Chief Executive Officer provides detailed recommendations to the Compensation Committee of base salary, annual performance-based bonus plan opportunities and awards and long-term equity incentive award values for our executive officers other than himself. For our executive officers other than our Chief Executive Officer, the Compensation Committee receives a performance assessment and compensation recommendation from our Chief Executive Officer in executive session without the presence of other executive officers. The Compensation Committee gives significant weight to our Chief Executive Officer’s judgment when assessing the performance of each of the other executive officers and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and contributions to our business.

The Board meets annually at the beginning of the year with our Chief Executive Officer to agree upon his performance objectives (which generally are stated in terms of Company objectives) for the year. Generally and as deemed necessary or appropriate, our Chief Executive Officer reviews our annual objectives with the Board and discusses our year-to-date performance against those objectives from time to time during the year. At the beginning of the following year, our Chief Executive Officer presents to the Compensation Committee a summary of his and our performance over the past year. The Compensation Committee then meets in executive session without the presence of management (including our Chief Executive Officer) to review the performance of, and develop compensation recommendations for, the Chief Executive Officer. The Compensation Committee chairperson also discusses with each member of the Board our Chief Executive Officer’s performance. The Board then meets in executive session (without the presence of our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the Committee’s compensation recommendations. The Board then deliberates, discusses the review to be given to our Chief Executive Officer and determines the actual payout amount of our Chief Executive Officer’s bonus for the prior fiscal year and establishes target total compensation for our Chief Executive Officer for the current year.

The Role of the Compensation Consultant

The Compensation Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on our compensation program for the named executive officers. Mercer has been working with the Compensation Committee for approximately seventeen years in connection with the Committee’s review of senior executive compensation. In addition to providing compensation program advice to us, Mercer has at times provided services to certain of our subsidiaries, including employee benefit plan consulting services and healthcare insurance services. An affiliate of Mercer provides insurance brokerage services to us, and another affiliate of Mercer has provided commercial consulting services to one of our subsidiaries from time to time. The aggregate fees paid by us to Mercer for advice on the amount or form of executive

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compensation in 2018 were approximately $210,000. The aggregate fees paid to Mercer by us or our subsidiaries for other services in 2018 were approximately $860,000, the aggregate amount paid to Mercer’s affiliate for insurance brokerage services in 2018 was approximately $250,000, and the aggregate fees paid to Mercer’s other affiliate for consulting services in 2018 were approximately $550,000. We also purchased various products, including compensation data, from Mercer for approximately $100,000. The decision to engage Mercer’s affiliate for these insurance brokerage services was made by the Nominating and Corporate Governance Committee, after evaluating the relationship of Mercer’s affiliate with us and the Compensation Committee’s engagement of Mercer; and Mercer’s affiliate was retained directly by the Nominating and Corporate Governance Committee. The decision to engage Mercer’s other affiliate for consulting services was made by management of the relevant subsidiary. After reviewing information provided by Mercer regarding its independence and considering the independence factors required by SEC rules, the Compensation Committee determined that Mercer was independent and did not find that any conflicts of interest existed in connection with the services Mercer performed for the Compensation Committee in 2018 or otherwise with respect to our 2018 compensation program.

At the direction of the Compensation Committee, management generally provides Committee materials to Mercer and discusses materials and recommendations with Mercer in advance of each Committee meeting. Mercer considers the information presented to the Compensation Committee and discusses the information with the Committee. Mercer generally attends Compensation Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Compensation Committee, management (generally our Executive Vice President and General Counsel and our Senior Vice President, Human Resources) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process. The Compensation Committee periodically requests our Executive Vice President and General Counsel and his staff to seek Mercer’s input, analysis or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee. The chairperson of the Compensation Committee and/or management may also independently seek Mercer’s advice on various compensation-related matters to assist the Committee in its decision-making process.

During 2018, among other things, Mercer assisted the Compensation Committee on the following matters:

•

Advised the Committee on the compensation for Mr. Goulden, the Company’s new Executive Vice President and Chief Financial Officer (as of March 1, 2018);

•

Advised the Committee on the composition of the Compensation Peer Group;

•

Prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•

Evaluated the design and provided advice on the appropriateness of our 2018 performance-based bonus plan and long term incentives;

•

Reviewed our non-employee director compensation program;

•

Prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments;” and

•

Provided assistance in determining the “CEO Pay Ratio” that appears later in this proxy statement.

2018 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At our annual meeting of stockholders held in June 2018, 90.7% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in favor of approving the executive compensation described in our 2018 proxy statement. The Compensation Committee regards the results of the stockholder vote as an indication that our executive compensation practices effectively align executive compensation with stockholder interests and therefore did not implement any changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when structuring and implementing compensation programs for executive officers.

Advisory Vote on the Frequency of the Vote on Executive Compensation Results and Consideration

In 2017 in accordance with rules of the SEC, our stockholders voted on whether they would prefer that we hold our say-on-pay votes each year, every two years or every three years. Our Board of Directors recommended that we continue to hold say-on-pay votes on an annual basis, and our stockholders agreed, with 92.6% of those voting for one of the three options voting in favor of continuing with an annual say-on-pay vote.

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Key Governance Matters

Stock Ownership Guidelines

Under our stock ownership guidelines, each current executive officer is required to own the number of shares of our common stock indicated below. As of March 31, 2019, each current executive officer listed below was in compliance with the guidelines (whether due to the number of shares owned or the value of shares owned or, in the case of Mr. Goulden, because our stock ownership guidelines permit him to meet the required ownership level over time).

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines – the Lesser of:	Number of Shares Owned as of March 31, 2019(1)		Value of Shares Owned as of March 31, 2019(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	26,180		$45,681,744
David I. Goulden, Executive Vice President and Chief Financial Officer	5,000 shares or shares valued at three times base salary	575	(3)	$1,003,323
Gillian Tans, President and Chief Executive Officer, Booking.com	5,000 shares or shares valued at three times base salary	4,534		$7,911,422
Peter J. Millones, Executive Vice President and General Counsel	5,000 shares or shares valued at three times base salary	7,158		$12,490,066
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 33 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules, which is different from the calculation of shares owned under our stock ownership guidelines.

(2)

Based on the closing share price of $1,744.91 on March 29, 2019.

(3)

Mr. Goulden became Executive Vice President and Chief Financial Officer on March 1, 2018 and, as a result, will be permitted to reach the ownership guidelines over time.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under Non-Employee Director Compensation and Benefits beginning on page 68. Our stock ownership guidelines are detailed in our Corporate Governance Principles, a copy of which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

Short-Selling, Hedging and Pledging Prohibitions

It has been our long-standing policy to prohibit our executive officers, directors and employees from entering into hedging transactions with respect to our stock, speculating in our stock or engaging in short-term trading in our stock such as “day trading”. Such prohibited activity includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, buying our stock on margin (unless arrangements are made to cover any margin calls in cash) or arbitrage trading. We also do not permit our executive officers or directors to pledge any of our securities.

Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to effect any disposal of shares of our common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) and our internal guidelines. We have established guidelines for the adoption and implementation of 10b5-1 Plans by our directors and executive officers, including the following:

•

A 10b5-1 Plan must be adopted during an open trading window.

•

The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted. Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second

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trading day following the filing of our next Form 10-Q with the SEC after the 10b5-1 Plan is adopted or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of our fourth quarter and year-end financial information.

•

A 10b5-1 Plan must generally have a minimum of a one-year term. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chairperson of our Compensation Committee or, if such chairperson is unavailable, the chairperson of our Audit Committee.

•

Sales under a 10b5-1 Plan may occur during a closed trading window.

We reserve the right to modify the terms of our 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 31, 2019. The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2019 and excludes shares that may have been previously sold under the plan. It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date
Gillian Tans, President and Chief Executive Officer, Booking.com	3,528	12/4/2018	The earlier of the sale of all of the shares or March 16, 2020
	100% of the total “net” number (net amounts associated with any tax withholdings) of shares underlying restricted/performance share units granted in May 2016, and are issued at vesting in May 2019	3/7/2019	The earlier of the sale of all of the shares or May 15, 2020
Jeffrey E. Epstein, Director	750	9/6/2018	The earlier of the sale of all of the shares or December 31, 2019
	2,259	3/1/2019	The earlier of the sale of all of the shares or March 15, 2020

Consistent with our past practices, we intend to continue to update the list on a quarterly basis following the closing of our trading window and post the updated list on our corporate website (www.bookingholdings.com) under the tab “For Investors.” We will also file a Current Report on Form 8-K promptly after the adoption of any 10b5-1 Plan by our Chief Executive Officer or Chief Financial Officer.

Equity Award Dates

The Compensation Committee selected March 4, May 12, August 12 and November 12 as the dates of grant for equity awards (to the extent the Committee authorizes any awards) to executive officers and other employees in 2019. The Compensation Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee or, on an exception basis, the chairperson of the Compensation Committee.

Clawbacks

Effective as of February 7, 2013, we adopted a policy with respect to the “clawback” of executive compensation pending adoption by the SEC and The Nasdaq Stock Market of final rules on the matter. In general and subject to the terms and conditions of the policy, the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

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Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Timothy M. Armstrong
Jeffrey E. Epstein
Mirian Graddick-Weir
James M. Guyette
Robert J. Mylod Jr.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows compensation earned during 2018, 2017 and 2016, except for Mr. Goulden as noted below, by the persons who served as our Chief Executive Officer and our Chief Financial Officer during 2018 and the next three most highly-compensated executive officers. These individuals are referred to as the “named executive officers.” Information for Mr. Goulden is for 2018 only, in accordance with applicable SEC rules, since he joined the Company on March 1, 2018. Titles shown in the table are titles held as of December 31, 2018.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Glenn D. Fogel President and Chief Executive Officer	2018	750,000	—		14,000,610		5,700,000	(3)	8,574	(6)	20,459,184

	2017	750,000	—		20,999,915		6,000,000	(4)	24,543		27,774,458
	2016	315,000	—		4,499,397		1,500,000	(5)	8,416		6,322,813
David I. Goulden(1) Executive Vice President and Chief Financial Officer	2018	500,000	500,000	(8)	10,801,458		2,500,000	(3)	13,522	(6)	14,314,980
Daniel J. Finnegan(9) Former Chief Financial Officer	2018	118,125	—		—		—		8,303	(6)	126,428
	2017	315,000	—		4,500,849		1,300,000	(4)	8,619		6,124,468
	2016	315,000	—		4,499,397		1,200,000	(5)	8,291		6,022,688
Gillian Tans(7) President and Chief Executive Officer, Booking.com	2018	629,750	—		8,999,521		4,840,488	(3)	1,545	(6)	14,471,304
	2017	621,695	—		8,000,546		5,030,076	(4)	1,070		13,653,387
	2016	498,356	—		12,198,482		4,405,440	(5)	1,001		17,103,279
Peter J. Millones Executive Vice President and General Counsel	2018	496,667	—		4,500,777		1,425,000	(3)	8,574	(6)	6,431,018
	2017	330,000	—		4,500,849		1,500,000	(4)	8,630		6,339,479
	2016	330,000	—		4,499,397		1,700,000	(5)	8,291		6,537,688
Jeffery H. Boyd(10) Chairman of the Board	2018	65,385	—		375,761	(11)	—		50,253	(6)	491,399
	2017	150,000	—		5,000,558		—		8,424		5,158,982
	2016	373,013	—		8,092,792		8,000,000	(5)	33,291		16,499,096

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(1)

Mr. Goulden became our Executive Vice President and Chief Financial Officer effective March 1, 2018.

(2)

Represents the aggregate grant date fair value of (a) PSUs granted to Messrs. Fogel, Goulden and Millones and Ms. Tans in 2018, (b) RSUs granted to Messrs. Boyd and Goulden in 2018, (c) PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2017, (d) RSUs granted to Mr. Fogel and Mr. Boyd in 2017, (e) PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2016, (f) RSUs granted to Mr. Boyd and Ms. Tans in 2016, in each case computed in accordance with FASB ASC Topic 718. For PSUs granted to Messrs. Fogel, Goulden and Millones, and Ms. Tans in 2018, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Fogel, Goulden and Millones, and Ms. Tans under the 2018 PSU awards is 2 times the “target” amount, which would result in a value of $28,001,220, $9,001,554, $9,001,554 and $17,999,042 respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Fogel, Finnegan, and Millones, and Ms. Tans in 2017, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Fogel, Finnegan, and Millones, and Ms. Tans under the 2017 PSU awards is 2 times the “target” amount, which would result in a value of $28,001,044, $9,001,689, $9,001,689 and $16,001,092, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Fogel, Finnegan, and Millones, and Ms. Tans in 2016, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Fogel, Finnegan, and Millones, and Ms. Tans under the 2016 PSU awards is 2 times the “target” amount, which would result in a value of $8,998,794, $8,998,794, $8,998,794 and $14,397,888, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the named executive officers. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

Represents 2018 cash awards paid in 2019 under the 2018 Bonus Plan.

(4)

Represents 2017 cash awards paid in 2018 under the 2017 Bonus Plan.

(5)

Represents 2016 cash awards paid in 2017 under the 2016 Bonus Plan.

(6)

With respect to Messrs. Fogel, Goulden, Finnegan, Millones and Boyd, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2018 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2018. With respect to Mr. Goulden, the amount also includes $5,000 of legal fees and costs associated with entering into his Employment Agreement as our Executive Vice President and Chief Financial Officer effective March 1, 2018. These legal fees were not subject to gross-up and were included as imputed income to Mr. Goulden and taxed accordingly. With respect to Ms. Tans, the amount represents the U.S. Dollar value of certain perquisites available to all Booking.com employees during 2018. With respect to Mr. Boyd, the amount also represents $48,167 of non-employee director compensation received by Mr. Boyd for his service as non-executive Chairman of the Board, effective June 7, 2018.

(7)

The compensation for Ms. Tans is translated into U.S. Dollars using an average Euro to 1 U.S. Dollar exchange rate of 1.14500 for 2018, 1.13035 for 2017 and 1.10136 for 2016.

(8)

Represents the sign-on bonus Mr. Goulden received when he became the Company’s Executive Vice President and Chief Financial Officer on March 1, 2018.

(9)

Mr. Finnegan retired from his position as Chief Financial Officer on March 1, 2018. Mr. Finnegan then served as a consultant to the Company until March 4, 2019.

(10)

Mr. Boyd was our Executive Chairman from January 1, 2017 until June 7, 2018. On June 7, 2018, he returned to his non-executive Chairman role.

(11)

Represents the aggregate grant date fair value of the RSUs granted to Mr. Boyd in 2018 for his service as non-executive Chairman.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2018. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2018 Bonus Plan at the time the plan was adopted; actual payouts were made in March 2019 based on the attainment by us of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for the 2018 fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair
		Date							Number of Shares of Stock	Value of Stock and Option
Name*	Grant Date	Grant Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Awards(3) ($)
Glenn D. Fogel	3/4/2018	2/22/2018				0	6,884	13,768		14,000,610
	—	—	—	1,875,000	N/A
David I. Goulden	3/4/2018	2/22/2018				0	2,213	4,426		4,500,777
	3/4/2018	2/22/2018							3,098	6,300,681
	—	—	—	1,260,000	N/A
Gillian Tans	3/4/2018	2/22/2018				4,425	4,425	8,850		8,999,521
	—	—	—	1,259,500	N/A
Peter J. Millones	3/4/2018	2/22/2018				0	2,213	4,426		4,500,777
	—	—	—	1,007,000	N/A
Jeffery H. Boyd	5/30/2018	5/8/2018	—	—	N/A				181	375,761
(1)

These columns show the target amount, at the time the 2018 Bonus Plan was adopted, of the payout for each named executive officer under the 2018 Bonus Plan. The actual payments for 2018 for each named executive officer are included in the column entitled “Non-equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 36.

(2)

These columns show the “Threshold,” “Target” and “Maximum” number of shares of our common stock that could be issued in connection with PSUs granted in 2018 under our 1999 Omnibus Plan. The performance period commenced on January 1, 2018 and ends on December 31, 2020. The target payouts for Messrs. Fogel, Goulden and Millones are performance-driven and therefore completely at risk. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 36.

(3)

Represents the aggregate grant date fair value of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. Grant date fair value for the PSUs granted on March 4, 2018 to Messrs. Fogel, Goulden and Millones, and Ms. Tans, and the RSUs granted on March 4, 2018 to Mr. Goulden was calculated using the target number of shares (for PSUs) or granted number of shares (for RSUs), in each case multiplied by the share price of $2,033.79, which was the closing price of our common stock on March 2, 2018, the trading day prior to such grant date. Grant date fair value for the RSUs granted on May 30, 2018 to Mr. Boyd was calculated using the number of shares granted multiplied by the share price of $2,076.03, which was the closing price of our common stock on May 29, 2018, the trading day prior to such grant date. As of December 31, 2018, the estimated probable number of shares that will be issued in connection with the PSUs at the end of the performance period is 2 times the “target” grant amount. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for the year ended December 31, 2018.

*

As a result of Mr. Finnegan’s retirement from his position as Chief Financial Officer, he was not granted an award in 2018.

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Outstanding Equity Awards at 2018 Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our named executive officers at fiscal year-end 2018, including any unvested RSUs and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2018. There are no unexercised stock option awards, either vested or unvested, held by our named executive officers. The market value of the stock awards is based on the closing per share market price of our common stock on December 31, 2018, which was $1,722.42.

Name	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Glenn D. Fogel	4,034	(1)	6,948,242	36,812	(2)	63,405,725
David I. Goulden	3,098	(3)	5,336,057	4,426	(4)	7,623,431
Daniel J. Finnegan				6,906	(5)	11,895,033
Gillian Tans	3,945	(6)	6,794,947	29,208	(7)	50,308,443
Peter J. Millones				16,520	(8)	28,454,378
Jeffery H. Boyd	181	(9)	311,758
(1)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Fogel in March 2017 that are scheduled to vest in March 2020.

(2)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 6,906 shares for which the performance period commenced on January 1, 2016, and ended on December 31, 2018, and which vested and were issued on March 4, 2019. Includes 16,138 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019, and 13,768 shares for which the performance period commenced on January 1, 2018 and ends on December 31, 2020. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us.

(3)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Goulden in March 2018 that are scheduled to vest annually in March 2019, 2020 and 2021.

(4)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Consists of 4,426 shares for which the performance period commenced on January 1, 2018 and ends on December 31, 2020. The actual number of shares to be issued for this grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(5)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Consists of 6,906 shares for which the performance period commenced on January 1, 2016, and ended on December 31, 2018, and which vested and were issued on March 4, 2019.

(6)

Represents the number of shares of our common stock that will be issued pursuant to RSUs granted to Ms. Tans in May 2016, consisting of 3,945 shares that are scheduled to vest in May 2019.

(7)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 7,980 shares for which the performance period commenced on January 1, 2016, and ended on December 31, 2018, and which vested and were issued on March 4, 2019. Includes 3,156 shares for which the performance period commenced on January 1, 2016, and ended on December 31, 2018, and which will vest and be issued on May 12, 2019. Includes 9,222 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019 and 8,850 shares for which the performance period commenced on January 1, 2018 and ends on December 31, 2020. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(8)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 6,906 shares for which the performance period commenced on January 1, 2016, and ended on December 31, 2018, and which vested and were issued on March 4, 2019. Includes 5,188 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019, and 4,426 shares for which the performance period commenced on January 1, 2018 and ends on December 31, 2020. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us.

(9)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Boyd, as non-executive Chairman, in May 2018 that are scheduled to vest in May 2019.

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Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our named executive officers in 2018. There were no options exercised by our named executive officers in 2018.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn D. Fogel	6,764	13,756,556(1)
David I. Goulden	—	—
Daniel J. Finnegan	6,764	13,756,556(1)
Gillian Tans	7,360	14,968,694(2)
Peter J. Millones	6,764	13,756,556(1)
Jeffery H. Boyd	2,882	6,207,194(3)
(1)

Reflects vesting of PSUs in March 2018 with a per share market price of $2,033.79, the closing price of our common stock on March 2, 2018.

(2)

Reflects vesting of 7,246 PSUs and 114 RSUs in March 2018 with a per share market price of $2,033.79, the closing price of our common stock on March 2, 2018.

(3)

Reflects vesting of RSUs in June 2018 with a per share market price of $2,153.78, the closing price of our common stock on June 6, 2018.

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EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have an employment agreement with each of our named executive officers. The agreements are of varying duration and generally provide for minimum annual base salaries. In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his or her position in our annual bonus and long-term compensation plans generally made available to our senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. A summary is provided below of each named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2018 that provide for accelerated vesting (or similar provisions) upon a change in control or termination.

Mr. Fogel

Employment Agreement

Effective January 1, 2017, Mr. Fogel became our President and Chief Executive Officer and was appointed to the Board. On December 15, 2016, we entered into an employment agreement with Mr. Fogel effective January 1, 2017 in connection with his appointment as our President and Chief Executive Officer and as a member of the Board.

Term

Mr. Fogel’s employment agreement has an initial three-year term beginning January 1, 2017, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the employment agreement will not be extended.

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Fogel’s employment without “Cause” (as defined in the agreement) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

(3)

continuation for eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Fogel will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

(1)

three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 36-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

(3)

continuation for up to eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Fogel’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

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Other

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Fogel also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Fogel in March 2018 and 2017 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2018 or March 4, 2017, as applicable, (the grant dates of such PSUs) as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

•

If a “Change in Control” occurs prior to March 4, 2021 or March 4, 2020, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2018 or March 4, 2017, as applicable, (the grant dates of such PSUs) as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of days that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

The PSUs granted to Mr. Fogel in March 2016 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2016 as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

•

If a “Change in Control” occurs prior to January 1, 2019 and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2016, as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

•

If a “Change in Control” occurs on or after January 1, 2019 and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the 12th fiscal quarter completed since January 1, 2016.

RSUs

The RSUs granted to Mr. Fogel in March 2017 provide for pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability,” in each case based on the number of days elapsed from March 4, 2017 (the grant date of such RSU) through and including the date of termination.

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Mr. Goulden

Employment Agreement

Effective March 1, 2018, Mr. Goulden became our Executive Vice President and Chief Financial Officer. On January 19, 2018, we entered into an employment agreement with Mr. Goulden, effective March 1, 2018 in connection with his appointment as Executive Vice President and Chief Financial Officer.

Term

Mr. Goulden’s employment agreement has an initial three-year term beginning March 1, 2018, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the employment agreement will not be extended.

Termination without “Cause,” for “Good Reason”

In the event of a termination of Mr. Goulden’s employment without “Cause” (as defined in the agreement) or by Mr. Goulden for “Good Reason” (as defined in the agreement), subject to his executing and not revoking a release, Mr. Goulden will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

one times the sum of his base salary and target bonus, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

(3)

continuation for twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

If Mr. Goulden’s employment is terminated without “Cause” or by Mr. Goulden for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Goulden will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

(1)

two times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 24-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

(3)

continuation for up to twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Goulden’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Goulden’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Goulden, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Goulden’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Goulden were our employee.

Other

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Goulden determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Goulden also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Goulden is subject to one-year non-competition and non-solicitation obligations following Mr. Goulden’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Goulden in March 2018 would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

RSUs

The RSUs granted to Mr. Goulden in March 2018 provide for pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability,” in each case based on the number of days elapsed from March 4, 2018 (the grant date of such RSU) or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination.

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Mr. Finnegan

Transition Agreement

In connection with Mr. Finnegan’s transition from serving as our Chief Financial Officer and Chief Accounting Officer to that of a consultant following his retirement, we entered into a transition agreement with Mr. Finnegan on May 11, 2017 (the “Transition Agreement”), which was amended on March 1, 2018. The Transition Agreement, as amended, provided, among other things, that Mr. Finnegan would (a) continue to be employed as our Chief Financial Officer and Chief Accounting Officer pursuant to the terms of his Employment Agreement until his successor began employment; (b) thereafter be employed part-time through May 15, 2018 (the “Subsequent Employment Period”); (c) from May 15, 2018 until March 4, 2019, serve as a consultant to the Company; (d) be eligible for a target bonus for the year ending December 31, 2017, but not for subsequent years; and (e) agree to forfeit his 2017 PSU award, but continue to vest in his 2016 and 2015 PSU awards in accordance with their terms. Mr. Finnegan ceased to be our Chief Financial Officer and Chief Accounting Officer on March 1, 2018 and his change in position did not give rise to any acceleration of vesting of awards or any enhanced compensation or benefits more generally. The Transition Agreement further provided for a one year non-competition and non-solicitation period following Mr. Finnegan’s termination of employment with us.

Ms. Tans

Amended and Restated Employment Agreement

Effective April 27, 2016, Ms. Tans became our Booking.com brand’s President and Chief Executive Officer. On May 19, 2016, Booking.com and Ms. Tans amended and restated her employment agreement in connection with her appointment as Booking.com’s President and Chief Executive Officer. The employment agreement does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in the Netherlands, which is currently one month in the event of a termination by Ms. Tans and three months in the event of a termination by us. The agreement automatically terminates upon Ms. Tans reaching the pensionable age under an applicable pension agreement or under the General Old Age Pensions Act in the Netherlands (which is generally age 65).

Termination without “Cause”

In the event of a termination of Ms. Tans’ employment by us without “Cause” (as defined in the agreement with Ms. Tans), Ms. Tans will be entitled to receive, among other things, in addition to her compensation accrued through the date of termination of her employment, severance compensation and benefits of one times her base salary (including holiday allowance) and target bonus (not to exceed a maximum of one times her annual base salary including holiday allowance).

Other

The employment agreement with Ms. Tans includes certain confidentiality, non-competition, and non-solicitation provisions. It also includes a commuting costs reimbursement not to exceed €200 per month.

Equity Instruments

PSUs

The PSUs granted to Ms. Tans in March 2018, 2017 and 2016 and May 2016 would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments” for the respective years of grant, except that the PSU performance multiplier could only range from 1x to 2x.

RSUs

The RSUs granted to Ms. Tans in May 2016 provide that upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability,” Ms. Tans will receive a pro-rata portion of the RSUs based on the number of full months that had elapsed from May 12, 2016 (the grant date of such RSU) as of the date of termination.

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Mr. Millones

Employment Agreement

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Millones’ employment by us without “Cause” (as defined in the agreement with Mr. Millones) or by Mr. Millones for “Good Reason” (as defined in the agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” as defined in the agreement, continuation of benefits is for two years following the termination of employment).

Termination as a Result of Death or “Disability”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability” (as defined in such agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2)

in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee; and

(3)

in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were our employee.

Other

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Millones in March 2018, 2017 and 2016, respectively, would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

Mr. Boyd

Executive Chairman Agreement

Mr. Boyd served as our Executive Chairman from January 1, 2017 until June 7, 2018, when he became non-executive Chairman. We entered into an agreement with Mr. Boyd on December 15, 2016 (the “Executive Chairman Agreement”), which provided for a fixed term from January 1, 2017 through immediately prior to our 2018 annual meeting of stockholders (on June 7, 2018), which was terminable at will by either party at any time. Mr. Boyd is not entitled to any severance payments whether in connection with a change in control or otherwise pursuant to the Executive Chairman Agreement. Mr. Boyd is not otherwise entitled to any additional benefits and his change in position did not give rise to any acceleration of vesting of awards or any enhanced compensation or benefits more generally.

Equity Instruments

The RSUs granted to Mr. Boyd in May 2018 provide that upon a “Change in Control” or termination as the result of death or “Disability,” the RSUs will be fully vested upon the date of such “Change in Control,” death or “Disability.”

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POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION

The following tables estimate the payments required to be made to each named executive officer in connection with a termination of his or her employment upon specified events or a change in control, assuming a $1,722.42 per share price for our common stock (the closing market price on December 31, 2018). The amounts shown also assume that the termination or change in control was effective December 31, 2018, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2019, 2019 changes in the cost of health benefit plans, equity grants made in 2019 or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2018. However, amounts shown do reflect incremental amounts due to the named executive officer upon or as a result of the specified event. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” and “Disability,” as applicable, have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2018, the named executive officer would only receive his or her accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Mr. Fogel

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	5,250,000	5,250,000	7,875,000	—	0
Pro-Rated Bonus	1,875,000	1,875,000	1,875,000	—	1,875,000
Equity and Benefits:
Performance Share Units	31,182,692	31,182,692	31,182,692	—	31,182,692
Restricted Stock/RSUs	4,235,431	4,235,431	4,235,431	—	4,235,431
Health/Welfare(1)	27,241	27,241	27,241	—	18,161
TOTAL	42,570,364	42,570,364	45,195,364	—	37,311,284
(1)

Benefit amounts are based on 2018 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Fogel would be eligible for an additional $324 for group life and disability insurance benefits (based on 2018 annual premiums paid by the Company).

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Mr. Goulden

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,860,000	1,860,000	3,720,000	—	0
Pro-Rated Bonus	1,260,000	1,260,000	1,260,000	—	1,260,000
Equity and Benefits:
Performance Share Units	1,054,121	1,054,121	1,054,121	—	1,054,121
Restricted Stock/RSUs	1,474,392	1,474,392	1,474,392	—	1,474,392
Health/Welfare(1)	13,373	13,373	13,373	—	13,373
TOTAL	5,661,886	5,661,886	7,521,886	—	3,801,886
(1)

Benefit amounts are based on 2018 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Goulden would be eligible for an additional $324 for group life and disability insurance benefits (based on 2018 annual premiums paid by the Company).

Mr. Finnegan

As of March 1, 2018, Mr. Finnegan retired from his position as Chief Financial Officer of the Company. As a result, as of the end of the last completed fiscal year, he was no longer serving as an executive officer of the Company and he was ineligible to receive any executive benefits or payments upon separation or change in control. Mr. Finnegan did not receive any enhanced benefits or acceleration of awards as a result of this change in position. If there were a termination, a Change of Control, death or Disability as of December 31, 2018, Mr. Finnegan’s 2016 PSU award would have vested at 2x times the “target” amount, with a value of $11,895,033.

Ms. Tans

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)
Severance:(1)
Base Salary and Target Bonus	1,360,260	1,360,260	1,360,260	—	—
Pro-Rated Bonus	—	—	—	—	—
Equity and Benefits:
Performance Share Units	30,969,112	30,969,112	30,969,112	—	30,969,112
Restricted Stock/RSUs	5,851,061	5,851,061	5,851,061	—	5,851,061
Health/Welfare	—	—	—	—	—
TOTAL	38,180,433	38,180,433	38,180,433	—	36,820,173
(1) Ms. Tans’ compensation is translated into U.S. Dollars using an average exchange rate of 1.14500 U.S. Dollars to 1 Euro.

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Mr. Millones

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	3,074,000	3,074,000	3,074,000	—	—
Pro-Rated Bonus	1,007,000	1,007,000	1,007,000	—	1,007,000
Equity and Benefits:
Performance Share Units	18,095,745	18,095,745	18,095,745	—	18,095,745
Health/Welfare(1)	19,093	19,093	38,185	—	19,093
TOTAL	22,195,838	22,195,838	22,214,930	—	19,121,838
(1) Benefit amounts are based on 2018 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) group life insurance and (c) disability insurance benefits.

Mr. Boyd

As of June 7, 2018, Mr. Boyd transitioned from his position as Executive Chairman to non-executive Chairman of the Board. As a result, as of the end of the last completed fiscal year, he was no longer serving as an executive officer of the Company and he was ineligible to receive any executive benefits or payments upon separation or change in control. Mr. Boyd did not receive any enhanced benefits or acceleration of awards as a result of this change in position. If there were a Change of Control, death or Disability as of December 31, 2018, Mr. Boyd’s 2018 RSU award would have vested in full, with a value of $311,758, based on the closing price of our common stock on such date.

Note to the Potential Payments Upon a Change in Control and/or Termination Tables Above. Under applicable SEC rules, we are required to estimate the potential payments to each of the named executive officers upon termination or change in control assuming the event occurred on December 31, 2018, the last day of our most recently-completed fiscal year. However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2019.

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2018 CEO PAY RATIO

Pursuant to the Securities Exchange Act of 1934, as amended, we are providing the ratio of the total annual compensation of our Chief Executive Officer, Mr. Fogel, as disclosed in the Summary Compensation Table, to the total annual compensation of our median employee (excluding our Chief Executive Officer). There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure and so we are using the same median employee identified in 2017 in our 2018 pay ratio calculation. To identify our median employee in 2017, we used our worldwide employee population (without exclusions, other than Mr. Fogel) as of October 31, 2017 and salary, wage, overtime and bonus compensation information from our payroll records. We annualized compensation for those employees who did not work for the Company for the entire fiscal year. We did not make any cost-of-living adjustments, and we excluded the value of equity awards because we do not distribute annual equity awards to all employees.

As reported in the Summary Compensation Table, Mr. Fogel’s total compensation for 2018 was $20,459,184. The total compensation of our median employee in 2018 was $50,937. The ratio of Mr. Fogel’s total 2018 compensation to the total 2018 compensation of our median employee is 402 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to our pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.

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EQUITY COMPENSATION PLAN INFORMATION

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of KAYAK Software Corporation in May 2013, Buuteeq, Inc. in June 2014, OpenTable, Inc. in July 2014 and Rocket Travel, Inc. (“RocketMiles”) in March 2015, we assumed equity plans of those acquired companies (the “Assumed Company Plans”). We may continue to grant equity awards under certain of the Assumed Company Plans to employees of the applicable acquired company and, subject to certain limitations, other employees of ours. The Compensation Committee has broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards under the Plan and the Assumed Company Plans.

The table below presents information as of December 31, 2018 regarding the Plan and the Assumed Company Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities as reflected in the first column)(3) (#)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	549,892	N/A	2,001,849
Equity Compensation plans not approved by security holders
2005 KAYAK Plan(4)	25,320	363.41	0
2012 KAYAK Plan(4)	3,430	610.48	3,995
Buuteeq Plan(5)	554	218.47	2,562
OpenTable Plan(6)	34,846	915.68	83,679	(8)
RocketMiles Plan(7)	32	230.37	3,490
TOTAL:	614,074		2,095,575
(1)

Includes an aggregate of 586,165 unvested RSUs and unvested PSUs (at maximum) outstanding at December 31, 2018, consisting of 549,892 unvested shares under the 1999 Omnibus Plan, 2,658 unvested shares under the 2012 KAYAK Plan, and 33,615 unvested shares under the OpenTable Plan.

(2)

The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.

(3)

With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2018, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(4)

The assumed KAYAK plans include the KAYAK Software Corporation 2012 Equity Incentive Plan (the “2012 KAYAK Plan”) and the KAYAK Software Corporation 2005 Equity Incentive Plan (the “2005 KAYAK Plan”). No further grants may be made under the 2005 KAYAK Plan, although the stock options shown in the table were outstanding as of December 31, 2018.

(5)

The assumed Buuteeq plan is the Buuteeq, Inc. Amended and Restated 2010 Stock Plan.

(6)

The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan (the “OpenTable Plan”).

(7)

The assumed RocketMiles plan is the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan (the “RocketMiles Plan”).

(8)

Under the OpenTable Plan, there is fungible share-counting, and future full value awards would deplete the securities available for future issuance by the 1.6 fungible share ratio.

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NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

For 2018, directors who were also our employees received no additional compensation for serving on the Board for the period of time they were serving as our employees.

2018 Non-Employee Director Compensation Program

In consultation with Mercer, the Compensation Committee’s outside compensation consultant, the Compensation Committee and the Board approved the compensation program for the non-employee members of the Board. Under the program as in effect in 2018, non-employee directors received an annual cash retainer of $60,000 and an annual restricted stock unit (RSU) award representing shares of common stock valued at approximately $265,000 on the date of grant (in 2018, this resulted in RSUs representing 128 shares of common stock being granted to each non-employee director in May 2018). These RSUs vest on the day after the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director’s service on the Board terminates as a result of the director’s death or disability.

In addition, members of the Audit Committee receive an additional $20,000 annual cash retainer, members of the Compensation Committee receive an additional $15,000 annual cash retainer and members of the Nominating and Corporate Governance Committee receive an additional $10,000 annual cash retainer, for each such committee on which they serve. Further, the chairperson of the Audit Committee receives an additional cash retainer of $20,000, and the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee each receive an additional $15,000 annual cash retainer. Additional compensation, if any, for service on temporary or special Board committees will be determined from time to time by the Board or the Compensation Committee if such committees are formed. Our 1999 Omnibus Plan includes a limit on annual compensation for non-employee directors of $750,000.

Mr. Guyette served as the Lead Independent Director in 2018. The Lead Independent Director receives an additional annual cash retainer of $40,000. Mr. Boyd served as Executive Chairman of our Board until June 7, 2018, at which time he became non-executive Chairman of the Board. For the portion of the year that Mr. Boyd served as our Executive Chairman, Mr. Boyd was compensated as an executive officer and did not receive additional compensation under the non-employee director compensation program. For the portion of 2018 that Mr. Boyd served as non-executive Chairman of the Board, he was compensated as a non-employee director as described above, and for his service as Chairman, he received an additional annual cash retainer of $25,000 and an additional annual RSU award representing shares of common stock valued at approximately $110,000 on the date of grant. Mr. Boyd’s full 2018 compensation is set forth in the Summary Compensation Table on page 53.

We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings.

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The following table shows compensation earned during 2018 by all non-employee directors serving at any time during fiscal 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2), (3)	Total ($)
Timothy M. Armstrong	75,000	265,732	340,732
Jeffery H. Boyd(4)	48,167	375,761	423,928
Jan L. Docter(5)	34,889	0	34,889
Jeffrey E. Epstein	95,000	265,732	360,732
Mirian Graddick-Weir	42,500	264,915	307,415
James M. Guyette	140,000	265,732	405,732
Robert J. Mylod, Jr.	68,500	265,732	334,232
Charles H. Noski	100,000	265,732	365,732
Nancy B. Peretsman	70,000	265,732	335,732
Nicholas J. Read	39,667	264,915	304,582
Thomas E. Rothman	75,694	265,732	341,426
Craig W. Rydin	110,000	265,732	375,732
Lynn M. Vojvodich	70,000	265,732	335,732
(1)

This column reports the amount of cash compensation earned in 2018 for Board and committee service.

(2)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 3 of the Company’s Consolidated Financial Statements for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)

As of December 31, 2018, the Company’s non-employee directors had the following outstanding equity awards:

•

Timothy M. Armstrong: RSUs for 1,229 shares (which includes 1,101 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes);

•

Jeffery H. Boyd: RSUs for 748 shares (which includes 567 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes);

•

Jeffrey E. Epstein: RSUs for 4,517 shares (which includes 4,389 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes);

•

Mirian Graddick-Weir: RSUs for 123 shares;

•

James M. Guyette: RSUs for 128 shares;

•

Robert J. Mylod, Jr.: RSUs for 270 shares (which includes 142 vested shares the receipt of which has been deferred by Mr. Mylod for tax planning purposes);

•

Charles H. Noski: RSUs for 683 shares (which includes 555 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);

•

Nancy B. Peretsman: RSUs for 1,546 shares (which includes 1,418 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes);

•

Nicholas J. Read: RSUs for 123 shares;

•

Thomas E. Rothman: RSUs for 1,229 shares (which includes 1,101 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes);

•

Craig W. Rydin: RSUs for 1,337 shares (which includes 1,209 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes); and

•

Lynn M. Vojvodich: RSUs for 128 shares.

(4)

The amounts shown in this table for Mr. Boyd represent only his compensation for service as a non-employee director in 2018. His full 2018 compensation is set forth in the Summary Compensation Table on page 53.

(5)

Jan L. Doctor retired from the Board effective June 7, 2018.

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Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares or shares valued at $350,000. Because the shares are fully vested and the director bears the economic risk of ownership (only delivery of the shares has been deferred), our Stock Ownership Guidelines consider vested stock-based equity awards that non-employee directors have properly elected to defer in accordance with the terms of their grant agreements and applicable law to be owned by the director under and for the purposes of our Stock Ownership Guidelines. We believe that allowing deferred shares to be counted for purposes of our Stock Ownership Guidelines has the additional benefit of acting as a holding period restriction as any deferred shares will not be delivered to the director until 60 or 90 days after termination of his or her Board service, depending on the terms of the deferral program in place at the time of the deferral. See Security Ownership of Certain Beneficial Owners and Management on page 33 for more details regarding stock ownership by our non-employee directors. The following table sets forth the number of shares deemed owned by each non-employee director as of March 31, 2019 for purposes of our Stock Ownership Guidelines.

Name	Number of Shares Required to be Owned under Our Stock Ownership Guidelines – the Lesser of:	Number of Shares Deemed Owned as of March 31, 2019(1)	Shares Valued Above $350,000 (Yes/No)(2)
Timothy M. Armstrong	2,500 shares or shares valued at $350,000	1,151	Yes
Jeffery H. Boyd	2,500 shares or shares valued at $350,000	62,218	Yes
Jeffrey E. Epstein	2,500 shares or shares valued at $350,000	8,379	Yes
Mirian Graddick-Weir	2,500 shares or shares valued at $350,000	4	No(3)
James M. Guyette	2,500 shares or shares valued at $350,000	2,583	Yes
Robert J. Mylod, Jr.	2,500 shares or shares valued at $350,000	742	Yes
Charles H. Noski	2,500 shares or shares valued at $350,000	605	Yes
Nancy B. Peretsman	2,500 shares or shares valued at $350,000	4,768	Yes
Nicholas J. Read	2,500 shares or shares valued at $350,000	0	No(3)
Thomas E. Rothman	2,500 shares or shares valued at $350,000	1,151	Yes
Craig W. Rydin	2,500 shares or shares valued at $350,000	1,655	Yes
Lynn M. Vojvodich	2,500 shares or shares valued at $350,000	396	Yes
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 33 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $1,744.91 on March 29, 2019.

(3)

Dr. Graddick-Weir and Mr. Read joined the Board on June 7, 2018 and, as a result, will be permitted to reach the ownership guidelines over time.

All non-employee directors met the holding requirements of our Stock Ownership Guidelines for non-employee directors as of March 31, 2019, with the exception of Dr. Graddick-Weir and Mr. Read, who as recent directors, will be permitted to meet the stock ownership holding requirements over time.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee is currently comprised of six non-employee, independent directors: Messrs. Armstrong, Epstein, Guyette, Mylod and Rydin and Dr. Graddick-Weir. No member of the Compensation Committee is or was formerly an officer or employee of us, other than Mr. Mylod, who was an officer and employee of ours until 2011 and who joined the Board in 2017. No member of the Compensation Committee had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our executive officers serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering relevant information from the directors and executive officers. Related person transactions are generally identified in:

•

questionnaires annually distributed to our directors and executive officers;

•

certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;

•

communications made directly by the related person to the General Counsel; and

•

periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•

the nature of the related person’s interest in the transaction;

•

the material terms of the transaction, including, without limitation, the amount and type of transaction;

•

the importance of the transaction to the related person;

•

the importance of the transaction to us;

•

whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•

any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction. This process is included in our Corporate Governance Principles, which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

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PROPOSAL 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (independent auditor) retained to audit our consolidated financial statements. Deloitte & Touche LLP has audited our consolidated financial statements since 1997. After taking into account its assessment of Deloitte & Touche LLP’s prior service to us, the Audit Committee has selected Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2019. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of Deloitte & Touche LLP’s lead engagement partner (which occurs at least every five years), the Audit Committee and its chairperson are directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter.

    The Board of Directors recommends a vote FOR Proposal 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, the Audit Committee of the Board of Directors of Booking Holdings Inc. (the “Company”), have the responsibility to, among other things, oversee the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm (independent auditor). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s corporate website (www.bookingholdings.com) under the tab “For Investors.” We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us is an independent director based on The Nasdaq Stock Market’s listing rules and that each of us also satisfies the Securities and Exchange Commission’s (SEC) additional independence requirements for members of audit committees. In addition, the Board has determined that each of Jeffrey E. Epstein and Charles H. Noski is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent auditor, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue reports thereon. Our responsibility is to oversee these processes, and we rely on the expertise and knowledge of management, the internal auditor and the independent auditor in carrying out that role. We are not professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Company’s system of internal control.

We met ten times in 2018. Additional information regarding our activities can be found above under Corporate Governance and Board Matters - Committees of the Board of Directors on page 27, Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm on page 72 and Corporate Governance and Board Matters - Board’s Oversight of Risk on page 30.

We reviewed and discussed with management and Deloitte the Company’s quarterly earnings press releases and periodic reports for the year ended December 31, 2018, including the Company’s 2018 audited consolidated financial statements and related annual report on Form 10-K, filed with the SEC. We also reviewed and discussed with management, the internal auditor and Deloitte management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In connection with such discussions, Deloitte addressed the matters required to be discussed with us by applicable PCAOB standards and SEC rules and regulations.

We have also received the written disclosures and the letter from Deloitte required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte its independence with respect to the Company. In addition, we have considered whether Deloitte’s provision of non-audit services (including the fees for such services) is compatible with maintaining its independence. Our meetings include, whenever appropriate, executive sessions with Deloitte without the presence of management.

Deloitte rotates its lead audit partner every five years. In connection with the rotation that occurred for the 2019 fiscal year, we interviewed proposed candidates, consulted with management and selected the lead audit partner.

As we do each year, we assessed Deloitte’s performance as independent auditor during 2018, including the performance of the lead audit engagement partner and the audit team, a process we undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Deloitte, including:

•

the quality and candor of its communications with us and management, its responsiveness and accessibility, and its historical and recent performance on the Company’s audits;

•

how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;

•

the quality of insight demonstrated in its review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies;

•

available external data about quality and performance, including reports by the PCAOB and Deloitte’s response to those reports;

•

the appropriateness of its fees, taking into account the Company’s size and complexity and the resources necessary to perform the audit; and

•

its tenure as the Company’s independent auditor and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting.

We also consider the impact of changing auditors when assessing whether to retain the current independent auditor. As a result of our evaluation of the independent auditor’s performance and considering all other factors we deemed relevant, we concluded that the selection of Deloitte as the Company’s independent auditor for the year ending December 31, 2019 is in the best interests of the Company and its stockholders.

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Based on the review and discussions referred to above, and our review of the representations of management and the report of the independent auditor, we recommended to the Board that the Company’s audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Charles H. Noski, Chairman
Jeffrey E. Epstein
Thomas E. Rothman
Craig W. Rydin

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AUDITOR INDEPENDENCE

Deloitte & Touche LLP is our independent registered public accounting firm (independent auditor). The approximate aggregate fees and expenses billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2018 and 2017 were as follows:

Type of Fees	2018 ($)	2017 ($)
Audit Fees	8,762,000	6,595,000
Audit Related Fees	295,000	225,000
Tax Fees	399,000	280,000
All Other Fees	5,000	10,000
•

Audit Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in our Form 10-K, review of consolidated financial statements included in our Form 10-Qs and audit of management’s assessment of internal controls, for services related to debt offerings, equity offerings and acquisitions, and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. The increase in audit fees in 2018 as compared with 2017 was primarily due to services provided by Deloitte related to the adoption of the new lease accounting standard on January 1, 2019 and the impact of the U.S. Tax Cut and Jobs Act and other tax matters on the Company.

•

Audit Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees,” which include services for matters such as audits of employee benefit plans, consultation fees related to accounting matters and certain agreed-upon procedure attestation reports.

•

Tax Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning, which include state and local tax regulatory matters covering employee benefit plan tax, income tax, and non-income based tax matters, preparation and review of certain foreign tax returns and consultation related to tax strategies and planning.

•

All Other Fees. The aggregate fees billed for other services rendered by Deloitte relate to licenses obtained for an online accounting research tool.

•

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chairperson pre-approves all audit related services, tax services and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting and do not fall within the pre-approved services set forth in the pre-approval policy adopted by the Audit Committee, the Audit Committee chairperson is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chairperson, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence.

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PROPOSAL 3	ADVISORY VOTE TO APPROVE 2018 EXECUTIVE COMPENSATION

At our 2018 annual meeting of stockholders, 90.7% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in support of our executive compensation program, which has remained substantially unchanged for many years. Since 2011, we have sought advisory approval of our executive compensation on an annual basis. This non-binding advisory vote is being provided as required pursuant to Section 14A of the Exchange Act and applicable SEC rules. Accordingly, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2018 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, our compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. We believe that our senior executive compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including performance-based equity awards that vest after three years), and share ownership guidelines reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2018 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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PROPOSAL 4	STOCKHOLDER PROPOSAL – PROXY ACCESS AMENDMENT

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 4 – Enhance Shareholder Proxy Access

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change:

A shareholder proxy access director candidate shall not need to obtain a specific percentage vote in order to qualify as a shareholder proxy access director candidate at any future shareholder meeting.

This proposal is important because a shareholder proxy access candidate might not obtain the currently required 25%-vote (and thus unfortunately be disqualified the following year under our rule) even if he or she is better qualified than certain existing directors. Shareholders may simply believe that at the time of the annual meeting that the company is not ready for a proxy access candidate and hence may not support the candidate because the timing is not right.

A year later a majority of shareholders might determine that circumstances have changed due to mismanagement or economic downturn and the timing is then right. Hence shareholders should be able to vote for such a highly qualified candidate.

The following are just a few of the scores of companies that do not require a proxy access director candidate to obtain a specific percentage vote in order to be a candidate in the following year:

Citigroup (C)

eBay (EBAY)

FedEx (FDX)

Goodyear (GT)

Home Depot (HD)

It is more important at Booking Holdings to have a well-designed right for shareholder proxy access because our Lead Director, James Guyette, had 15-years long-tenure. Long-tenure can erode the independence of a director at shareholder expense. Independence is a priceless attribute in a Lead Director.

Mr. Guyette also had additional influence on our company because he was assigned positions on our Executive Pay Committee and on our Nomination Committee. The shareholder vote on Booking Holdings executive pay was nothing to brag about in 2018. Plus Mr. Guyette does not bring fresh ideas to the company as a result of any current work on another significant Board of Directors.

Also if Priceline shareholders decide that Mr. Guyette should be replaced we do not have the right to do so by acting by written consent and we do not have the full opportunity to call for a special meeting available through state sate law.

Plus there is a need for overall board refreshment with 5 Booking Holdings directors each having 13 to 19-years long-tenure.

Please vote yes:

Enhance Shareholder Proxy Access -Proposal 4

Board of Directors Statement in Opposition to Proposal 4

The Board of Directors recommends a vote AGAINST this Proposal 4.

The Board has carefully reviewed and considered this Proposal 4 and believes that amending our proxy access by-laws as suggested by the Proposal is not in the best interests of our Company or our stockholders for several reasons:

•

The Board carefully considered and adopted the existing proxy access by-laws (the “Proxy Access By-Laws”) after meaningful stockholder engagement and they are consistent with, and in some cases more favorable to stockholders than, the current market standard proxy access terms;

•

The re-nomination limitation opposed by the proponent is a protective measure for the vast majority of stockholders should they choose not to elect a particular candidate;

•

The Board already demonstrates effective independent oversight and has an active refreshment process; and

•

The Company has demonstrated a commitment to strong and stockholder-friendly corporate governance principles.

Our management and the Board of Directors regularly evaluate ways to improve the Company’s corporate governance. The Board adopted the Proxy Access By-Laws in 2015. The Board’s adoption of Proxy Access By-Laws demonstrates the Company’s commitment to good corporate governance practices and responsiveness to stockholders. We adopted our current Proxy Access By-Laws after significant evaluation and deliberation by the Nominating and Corporate Governance Committee and the full Board of Directors and meaningful stockholder engagement. This thoughtful review included an analysis of best practices among other leading U.S. public companies and a review of the corporate governance policies of some of our largest stockholders. The Board believes that our Proxy Access By-Laws in their current form strike an appropriate balance between the benefits and potential detriments of proxy access that is in the best interests of the Company and our stockholders.

The principal terms of our Proxy Access By-Laws were approved by our stockholders and provide that a single stockholder or uncapped group of stockholders collectively owning at least 3% of our outstanding common stock for at least three years is able to nominate in the Company’s proxy statement up to 25% of the number of directors then serving on the Board. Our Proxy Access By-Laws provisions represent predominant market practice, and in some cases, are more favorable to stockholders than provisions adopted by leading U.S. public companies that have adopted proxy access.

The Proxy Access By-Laws also provide that any individual nominated by a stockholder who is included in the Company’s proxy materials for a particular annual meeting of stockholders but does not receive the favorable vote of at least 25% of the votes cast in the election of directors at that annual meeting will be ineligible to be a stockholder nominee for the following two annual meetings. Proposal 4 seeks to remove this provision of the Proxy Access By-Laws.

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The 25% vote threshold for re-nomination is a common provision adopted by many leading U.S. public companies that have adopted proxy access. This threshold serves to protect the interests of stockholders by ensuring that a candidate that has already been rejected by a large majority of shareholders does not take one of the limited spots available to other proxy access stockholder nominees in subsequent years. The threshold does not, however, prevent the same stockholder from nominating a different candidate in subsequent years. This threshold ensures the Company and its stockholders do not incur duplicative expenses and efforts in responding to multiple nominations of a candidate for whom a significant majority of stockholders have previously voted against. Finally, this limitation on re-nomination only covers the following two years, so a stockholder retains the ability to re-nominate the candidate after the conclusion of this two-year period.

The Proponent argues that this proposed amendment is appropriate for the Company to promote Board independence and refreshment. However, the Proponent has not offered any governance failing, facts supporting a lack of independence or Board refreshment or other objective rationale to support his argument. In fact, the Board has overseen the consistent, long-term success of the Company under its current corporate governance policies. The Board believes that our strong corporate governance practices and policies provide effective independent oversight of management and Board accountability and responsiveness to our stockholders. For example, 11 of our 13 current directors are independent based on The Nasdaq Stock Market’s listing rules and our Corporate Governance Principles. In addition, each of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised entirely of independent directors. Thus, our independent directors provide oversight on critical issues, including, among other things, the integrity of our financial statements, compensation decisions for our CEO and executive officers, regular evaluations of the composition of the Board and good corporate governance practices.

The Board also has a robust, deliberate and continuous refreshment process. The Nominating and Corporate Governance Committee of the Board plays the leading role in overseeing our Board evaluation process, Board nominee searches and evaluations, Board refreshment and diversity efforts and recommending Board committee assignments. In the last several years, the Board has been successful in attracting new and diverse Board members under steady and deliberate Board refreshment plans. Through our extensive nomination and evaluation process, we have added seven independent directors since January 1, 2013, and have nominated two new independent directors for election at the Annual Meeting. The average tenure of our independent directors as of immediately after the Annual Meeting will be 5.1 years. The Board believes that its refreshment process has resulted in a Board that exhibits a strong mix of desired attributes, including business experience, tenure, age, gender, diversity and independence. The Nominating and Corporate Governance Committee and the Board strive to ensure that the composition of the Board encompasses a broad range of skills, expertise, industry knowledge and diversity of opinions relevant to the effective oversight of the Company’s business. Our Board refreshment plans and other corporate governance policies are both stockholder-friendly and designed to enhance long-term stockholder value.

In addition to the Proxy Access By-Laws, we maintain strong, stockholder-friendly corporate governance practices, including:

•

Majority voting in director elections;

•

Annual director elections (i.e., no classified board);

•

A substantial majority of our directors are independent;

•

No super-majority voting provisions;

•

Stock ownership guidelines for directors and executive officers;

•

Opportunity for stockholders to call special meetings;

•

No poison pill/rights plan;

•

Annual “say-on-pay” vote;

•

No hedging or pledging of stock by directors or executive officers; and

•

Disclosure of director and executive officer 10b5-1 Plans.

In summary, the Board believes the Proposal is not in the best interests of our stockholders because the existing Proxy Access By-Laws were carefully considered and crafted to align with good corporate governance practices and took into account stockholder input. The re-nomination provision is in line with current market proxy access terms and removing it could increase the risk of misuse of the Proxy Access By-Laws by stockholders whose nominee has already been rejected by the vast majority of the shares owned and voted on by our stockholders. The Board believes that the Company’s current Proxy Access By-Laws provide stockholders with strong proxy access rights while protecting them and the Company from misuse.

The Board of Directors recommends that you vote AGAINST this Proposal 4. Your proxy will be so voted unless you specify otherwise on the proxy card.

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2020 STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2020 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 25, 2019.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2020 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 7, 2020 and no later than March 8, 2020.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2020 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 8, 2020 and no later than February 7, 2020.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

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ANNUAL MEETING INFORMATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 6, 2019

The enclosed proxy is solicited on behalf of the Board of Booking Holdings Inc. for use at our 2019 Annual Meeting of Stockholders to be held on Thursday, June 6, 2019, at 11:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Nasdaq, 4 Times Square, 151 West 43rd Street, 10th floor, New York, New York 10036. We intend to mail this proxy statement and the proxy card on or about April 23, 2019 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 11, 2019 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 11, 2019, 43,896,604 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 11, 2019 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting in person or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

•

With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

•

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

•

With respect to Proposal 3, the non-binding advisory vote to approve 2018 executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

•

With respect to Proposal 4, the non-binding stockholder proposal requesting that we amend our proxy access bylaw provisions will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 4, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 3 or 4, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

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Voting Matters

Proposal	Board Vote Recommendation
Proposal 1: Election of Directors	FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Proposal 3: Advisory Vote to Approve 2018 Executive Compensation	FOR
Proposal 4: Non-Binding Stockholder Proposal Requesting Proxy Access Amendment	AGAINST

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•

filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•

filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•

attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name and present such proxy to us in order to vote at the meeting.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers or other regular employees may also solicit proxies by telephone, in-person or otherwise. We will not additionally compensate directors, officers or other regular employees for these services. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, and we currently expect to pay Innisfree approximately $15,000 for its services, though the fees could be significantly more if we decide to use its services more extensively.

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How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, in accordance with our security procedures, you will be asked to sign in and present picture identification (e.g., a driver’s license or passport) to enter the meeting. You should plan on arriving early as the meeting will start promptly at 11:00 a.m. local time. The meeting will be held at Nasdaq, 4 Times Square, 151 West 43rd Street, 10th floor, New York, New York 10036. Please enter through the Nasdaq entrance located at 151 West 43rd Street and proceed to the 10th floor.

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APPENDIX A	UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
		Year Ended December 31,
(In millions)(1)		2018	2017	2016	2015	2014	2013
GAAP Net income applicable to common stockholders		$3,998	$2,341	$2,135	$2,551	$2,422	$1,893
(a)	Adjustment to loyalty program liability	(27)	—	—	—	—	—
(b)	Net travel transaction tax charge (benefit)	45	(12)	—	(30)	—	14
(c)	Litigation settlement	—	19	—	—	—	—
(d)	Acquisition costs	—	—	—	—	—	6
(e)	Depreciation and amortization	426	363	309	272	208	118
(f)	Impairment of goodwill	—	—	941	—	—	—
(e)	Interest income	(187)	(157)	(95)	(56)	(14)	(4)
(e)	Interest expense	269	254	208	160	88	83
(g)	Net unrealized losses on marketable equity securities	367	—	—	—	—	—
(h)	Loss on early extinguishment of debt	—	2	—	0	6	27
(i)	Impairment of cost-method investments	—	—	63	—	—	—
(e)	Income tax expense	837	2,058	578	577	568	404
(e)	Net income attributable to noncontrolling interests	—	—	—	—	—	0
Adjusted EBITDA		$5,729	$4,867	$4,139	$3,475	$3,278	$2,541
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
		Year Ended December 31,
(In millions, except share and per share data)(1)		2018	2017
GAAP Net income applicable to common stockholders		$3,998	$2,341
(a)	Adjustment to loyalty program liability	(27)	—
(b)	Net travel transaction tax charge (benefit)	45	(12)
(c)	Litigation settlement	—	19
(j)	Amortization of intangible assets	178	176
(h)	Debt discount amortization related to convertible debt	47	65
(b)	Interest income	(2)	—
(g)	Net unrealized losses on marketable equity securities	367	—
(h)	Loss on early extinguishment of debt	—	2
(k)	Provisional net income tax impact of the Tax Act	(48)	1,346
(l)	Tax impact of Non-GAAP adjustments	(111)	(89)
Non-GAAP Net Income		$4,446	$3,848
GAAP weighted-average number of diluted common shares outstanding (’000)		48,017	49,954
Non-GAAP Net income per diluted common share		$92.59	$77.03

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NON-GAAP FREE CASH FLOW RECONCILIATION
Year Ended December 31,
(In millions)(1)	2018
Net cash provided by operating activities	$5,338
(m) Additions to property and equipment	(442)
Non-GAAP Free Cash Flow	$4,896
(1)

Amounts may not total due to rounding.

(a)

Favorable adjustment to OpenTable’s loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program and is excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(b)

Adjustments related to prior period net travel transaction tax charge (benefit) including estimated interest and penalties, where applicable, which are recorded in General and administrative expense and are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA. Additionally, Interest income was recorded related to the favorable ruling for the year ended December 31, 2018. These adjustments are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(c)

Adjustment for patent litigation settlement expense which is recorded in General and Administrative expense and is excluded from Net income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(d)

Adjustment for KAYAK acquisition costs which is recorded in General and Administrative expense and is excluded from Net income to calculate Adjusted EBITDA.

(e)

Amounts are excluded from Net income to calculate Adjusted EBITDA.

(f)

Impairment of Opentable Goodwill which is recorded in Operating Expenses and is excluded from Net income to calculate Adjusted EBITDA.

(g)

Net unrealized losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(h)

Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of debt are recorded in Interest expense and Foreign currency transactions and other, respectively. Non-cash interest expense is excluded from Net income to calculate Non-GAAP net income. Loss on early extinguishment of debt is excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(i)

Impairment of cost-method investments which is recorded in other (expense) income, is principally related to our investment in Hotel Urbano and is excluded from Net income to calculate Adjusted EBITDA.

(j)

Amortization of intangible assets is recorded in Depreciation and amortization expense and is excluded from Net income to calculate Non-GAAP Net income.

(k)

The Company recorded income tax benefits to adjust its provisional income tax expense recorded in 2017 relating to the federal one-time deemed repatriation liability and to adjust the remeasurement of U.S. deferred tax assets and liabilities due to the reduction of the U.S. federal statutory tax rate as a result of the U.S. Tax Cut and Jobs Act. This adjustment is excluded from Net income to calculate Non-GAAP Net income.

(l)

Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP net income.

(m)

Additions to property and equipment are included in the calculation of Free cash flow.

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Non-GAAP Financial Measures

Non-GAAP net-income represents GAAP net income, adjusted to exclude an adjustment to OpenTable’s loyalty program, prior period net travel transaction tax charges (benefit) (e.g., value-added taxes, sales taxes, excise taxes, hotel occupancy taxes, etc.), a litigation settlement, significant acquisition costs, amortization of intangible assets, charges related to the impairment of goodwill, net unrealized losses on marketable equity securities, non-cash interest expense related to the amortization of debt discount and losses on early extinguishment of debt, if any, related to our convertible debt, charges related to other-than-temporary impairments of cost-method investments, the impact of the U.S. Tax Cuts and Jobs Act, and the income tax impact of the non-GAAP adjustments mentioned above.

Adjusted EBITDA excludes the items listed above relating to non-GAAP net income as well as depreciation expense, interest income, interest expense and income tax expense.

Free cashflow is net cash provided by operating activities less capital expenditures.

Adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per share and Free cashflow are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use Adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP measure and the other non-GAAP measures used are not intended to represent funds available for our discretionary use and are not intended to represent, or to be used as a substitute for, operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from non-GAAP net income, Adjusted EBITDA and Free cashflow, but included in the calculation of their closest GAAP equivalents, are significant components of our consolidated statements of income or statements of cash flows, as applicable, and must be considered in performing a comprehensive assessment of overall financial performance.

We also use these non-GAAP financial measures for financial and operational decision-making. We believe that these non-GAAP financial measures are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our current period and projected next-period results to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us).

We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP in the United States.

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APPENDIX B	FORM OF PROXY CARD

BOOKING HOLDINGS

BOOKING HOLDINGS INC.
ATTN: GERI JACKSON
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive our proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74593-P18188

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKING HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect thirteen directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy M. Armstrong
02) Jeffery H. Boyd
03) Glenn D. Fogel
04) Mirian Graddick-Weir
05) James M. Guyette
06) Wei Hopeman
07) Robert J. Mylod, Jr.
08) Charles H. Noski
09) Nancy B. Peretsman
10) Nicholas J. Read
11) Thomas E. Rothman
12) Lynn M. Vojvodich
13) Vanessa A. Wittman

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. Stockholder Proposal requesting that the Company amend its proxy access bylaw.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement & Annual Report are available at www.proxyvote.com.

E74594-P18188

BOOKING HOLDINGS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2019

The undersigned hereby appoints DAVID I. GOULDEN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Booking Holdings Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Booking Holdings Inc. to be held on Thursday, June 6, 2019 at 11:00 a.m. local time at Nasdaq, 4 Times Square, 151 West 43rd Street, 10th Floor, New York, NY 10036, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

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CORPORATE OFFICES

Booking Holdings
800 Connecticut Avenue
Norwalk, CT 06854

DIRECTORS

EXECUTIVE OFFICERS

Glenn D. Fogel
President and Chief Executive Officer

Gillian Tans
President and Chief Executive Officer, Booking.com

Peter J. Millones
Executive Vice President and General Counsel

TRANSFER AGENT

American Stock Transfer
& Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

STOCK LISTING

The Nasdaq Stock Market
Ticker Symbol: BKNG

BOOKING HOLDINGS